Exhibit 10.21

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE ZIOPHARM ONCOLOGY, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZIOPHARM ONCOLOGY, INC. IF PUBLICLY DISCLOSED.

2019 RESEARCH AND DEVELOPMENT AGREEMENT

This 2019 RESEARCH AND DEVELOPMENT AGREEMENT (the “AGREEMENT”) is entered into as of October 22, 2019 (the “EFFECTIVE DATE”) by and among THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER (“UTMDACC”), a member institution of THE UNIVERSITY OF TEXAS SYSTEM (“SYSTEM”), and ZIOPHARM ONCOLOGY, INC., a Delaware corporation (“ZIOPHARM”).

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A.    WHEREAS, UTMDACC (represented by THE BOARD OF REGENTS (“BOARD”) of the SYSTEM, an agency of the State of Texas), INTREXON CORPORATION, a Virginia corporation, (“INTREXON”) and ZIOPHARM are parties to that certain LICENSE AGREEMENT, dated January 13, 2015 (such agreement, the “LICENSE AGREEMENT”, and such date, the “LICENSE EFFECTIVE DATE”);

B.    WHEREAS, UTMDACC, INTREXON and ZIOPHARM were originally parties to that certain Research and Development Agreement, dated August 17, 2015, as amended from time to time (“2015 R&D AGREEMENT”) and pursuant to an amendment effective as of October 5, 2018 by and among UTMDACC, INTREXON and ZIOPHARM, INTREXON has withdrawn from further participation under the 2015 R&D Agreement; and

C.    WHEREAS, UTMDACC and ZIOPHARM desire to enter into a new research and development agreement relating to ZIOPHARM’s immunotherapy program to use non-viral gene transfer to stably express and clinically evaluate neoantigen-specific TCRs in T-cells.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1.    TCR-T PROGRAM. UTMDACC and ZIOPHARM shall collaborate with respect to the research, development, regulatory, manufacture and other activities in connection with ZIOPHARM’s immunotherapy program to use non-viral gene transfer to stably express and clinically evaluate antigen-specific TCRs in T cells pursuant to research and development plans to be prepared by the JSC (as defined in Section 2.1 below) and agreed upon by the parties from time to time after the EFFECTIVE DATE, which development plans may be amended from time to time by the parties. The collaborative activities to be conducted under the AGREEMENT will be referred to as the TCR-T PROGRAM”; and the development plans for the TCR-T PROGRAM will be referred to, collectively as the “TCR-T PROGRAM DEVELOPMENT PLAN”. Each of UTMDACC and ZIOPHARM shall conduct the activities assigned to it with respect to such TCR-T

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PROGRAM in the TCR-T PROGRAM DEVELOPMENT PLAN and furnish the facilities, know-how, materials, compositions and technical skills in connection with such activities, as set forth in the TCR-T PROGRAM DEVELOPMENT PLAN. The costs and expenses incurred by UTMDACC in connection with its activities under the TCR-T PROGRAM DEVELOPMENT PLAN, either at UTMDACC or in collaboration with a third party, in each case in furtherance of the TCR-T PROGRAM DEVELOPMENT PLAN, shall be deemed “DEVELOPMENT COSTS” and funded by ZIOPHARM in accordance with Section 4. For clarity and notwithstanding anything to the contrary in this AGREEMENT, UTMDACC’s agreement or consent shall only be required for the portion of the TCR-T PROGRAM DEVELOPMENT PLAN that constitutes UTMDACC RESEARCH ACTIVITIES (as defined in Section 2.1) or UTMDACC CLINICAL TRIAL (as defined in Section 2.3), and shall not be required for other programs and activities, including those conducted by ZIOPHARM or their third party collaborators, even though such activities may be conducted in the LEASED FACILITY.

2.    CONDUCT OF TCR-T PROGRAM.

2.1    THE JSC; PRINCIPAL INVESTIGATOR; GOVERNANCE. Notwithstanding any other provision of this AGREEMENT to the contrary, each party’s members to the JSC under the 2015 R&D AGREEMENT shall be initially appointed to the JSC under this AGREEMENT and, for so long as the 2015 R&D AGREEMENT is in effect, the parties shall endeavor to hold all regularly scheduled meetings of the JSC under this AGREEMENT on the same days as the regularly scheduled meetings of the JSC under the 2015 R&D AGREEMENT.

(a)    For and on behalf of ZIOPHARM, the JSC or its designee(s) will direct the activities and oversee the DEVELOPMENT COSTS for the TCR-T PROGRAM, and may reasonably delegate such responsibilities to one or more delegate(s) approved by ZIOPHARM. Subject to UTMDACC’s conflict of interest policies, one or more principal investigator(s) within UTMDACC for the performance of the non-clinical, if required, and clinical activities under the TCR-T PROGRAM or subsets thereof shall be appointed as follows. Such principal investigators so nominated by the JSC and approved by the UTMDACC shall be deemed “PRINCIPAL INVESTIGATORS”. In the event UTMDACC decides not to approve any of such nominees by JSC, it shall notify the JSC of such decision and the reasons therefor, and the JSC may nominate a different individual to UTMDACC for its approval. The parties shall use commercially reasonable best efforts to appoint such PRINCIPAL INVESTIGATORS within [***] days after the initial nomination by the JSC. For clarity, ZIOPHARM shall have the sole discretion to engage any principal investigator(s) outside UTMDACC. If for any reason any PRINCIPAL INVESTIGATOR at UTMDACC becomes unavailable or cannot conduct or complete any of the TCR-T PROGRAM assigned to such PRINCIPAL INVESTIGATOR, UTMDACC shall promptly notify ZIOPHARM in writing. UTMDACC in conjunction with the JSC will propose a successor to assume the roles and responsibilities of such PRINCIPAL INVESTIGATOR, and ZIOPHARM shall have the right to accept or reject the appointment of such successor at its sole discretion. In the event ZIOPHARM accepts such new appointment, such successor shall become a “PRINCIPAL INVESTIGATOR” and, at ZIOPHARM’s request, the parties will discuss and amend the TCR-T PROGRAM

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DEVELOPMENT PLAN as necessary, taking into consideration the expertise and capacity of such new appointment. If ZIOPHARM rejects the appointment of such proposed successor, then ZIOPHARM will have the right to terminate the TCR-T PROGRAM assigned to such PRINCIPAL INVESTIGATOR. The activities of all the TCR-T PROGRAM to be conducted by UTMDACC through its faculty employees and/or staff employees shall be referred to as the “UTMDACC RESEARCH ACTIVITIES”.

(b)    The parties will establish a joint steering committee (“JSC”), which will be responsible for management and oversight of all aspects of the TCR-T PROGRAM. Each party will retain the rights, powers and discretion granted to it under this AGREEMENT and no such rights, powers, or discretion will be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this AGREEMENT or the parties expressly so agree in writing. The JSC will not have the power to amend, modify or waive compliance with this AGREEMENT.

(c)    ZIOPHARM shall have two (2) members of the JSC, and UTMDACC shall have one (1) member. The initial members of the JSC will be designated by the parties within [***] days of the EFFECTIVE DATE. The JSC may elect to include additional members subject to approval of the JSC. The chair of the JSC will be one of the representatives of ZIOPHARM. Each party may remove and fill vacancies for the JSC representative(s) that it appoints. If a member of the JSC is unable to attend a meeting, said member may appoint, in writing, a proxy to participate and vote in said member’s stead, provided, however, that such proxy has the equivalent scientific and medical expertise and the authority to make decisions with respect to the applicable portion of the TCR-T PROGRAM during such meeting. Non-voting members of the JSC may be invited to attend to facilitate decision-making and administration, provided, however, that such non-voting member is bound by written obligation of confidentiality at least as stringent as those contained in this AGREEMENT.

(d)    Each member of the JSC shall be entitled to [***] vote on all matters subject to the determination of the JSC. Decisions of the JSC will be reached by a [***] vote, provided, however, that no action may lawfully be taken at any meeting unless at least one representative of each party (including for this purpose any proxy representative appointed as provided below) is present at the meeting, provided further that each party will ensure that at least one representative of such party (or its proxy representative) is present at each regular and/or special JSC meeting properly called to action.

(e)    The JSC shall: (a) define and develop strategies to accomplish the objectives of the TCR-T PROGRAM, (b) subject to UTMDACC’s consent and available funding with respect to any UTMDACC RESEARCH ACTIVITIES, determine appropriate facilities and staffing and such other resources as may be needed to carry out the TCR-T PROGRAM, (c) monitor progress and expenditures for the TCR-T PROGRAM, and (d) seek to resolve any disputes between the parties relating to the TCR-T PROGRAM.

(f)    The JSC may establish and delegate authority granted to it under this AGREEMENT to such other committees, teams, groups or auditors as it deems necessary

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or appropriate to carry out the responsibilities of the JS C with respect to any the TCR-T PROGRAM including the safe, effective and efficient conduct of related or supporting project; provided, however, that the JSC will remain ultimately responsible for management and oversight of the TCR-T PROGRAM regardless of any such delegation.

(g)    The JSC may meet in such a manner and at such intervals as it deems appropriate, provided, however, that the JSC shall meet a minimum of [***] times per year, provided, further, that in-person meetings shall take place in Houston, Texas, unless otherwise agreed by UTMDACC and ZIOPHARM. For clarity, the JSC is not required to hold any in-person meetings. The chair of the JSC, or its designee, shall circulate the agenda for each meeting at least [***] business days in advance and shall preside personally at each meeting or through the JSC chair’s designee.

(h)    The JSC shall keep written minutes of its meetings which shall reflect its actions and decisions. The intent of the parties is that minutes shall be agreed and signed by a JSC representative of each party within [***] calendar days following the applicable JSC decision.

(i)    At least quarterly, the JSC shall prepare for the TCR-T PROGRAM a written status report detailing achievements, progress against objectives and timelines and a statement of actual versus budgeted expenditures. From time to time during the course of the TCR-T PROGRAM, each party, upon reasonable request, will provide the other party and the JSC with a written summary of the results of its activities related to the TCR-T PROGRAM, and, if determined to be appropriate by the JSC, a final written report within [***] days of the completion or termination of the TCR-T PROGRAM. All reports submitted under this Section 2.1 will describe the activities taken in furtherance of the TCR-T PROGRAM by the reporting party, any results achieved and any sole or joint intellectual property conceived, reduced to practice, developed or created in connection with or in performance of the TCR-T PROGRAM by the reporting party, in the level of detail and format agreed by the JSC. The JSC shall also have the right to supervise, monitor and provide input with respect to the acceptable clinical trial reporting with respect to any CLINICAL TRIAL, including but not limited to: reporting on regulatory interactions, CMC - Batch Records, translational data, regular clinical reports, IBD and access to IND copies.

(j)    To the extent reasonably practicable, UTMDACC shall notify and consult with ZIOPHARM prior to taking any administrative action that would adversely affect, delay and/or discontinue any activities under the TCR-T PROGRAM (including any UTMDACC-INVOLVED CLINICAL TRIALS, as defined below). UTMDACC shall use commercially reasonable best efforts to conclude any such action in a manner sufficient to resume any adversely affected, delayed or discontinued activities as rapidly as reasonably possible. In the event the conduct of the affected TCR-T PROGRAM has not been resumed within [***] days following the initiation of a delay, ZIOPHARM, upon delivery of written notice to UTMDACC, shall be relieved from its obligation to fund the TCR-T PROGRAM at UTMDACC (and such amount will be deducted from ZIOPHARM’s total funding obligation under Article 5) during the continued period of delay. The foregoing sentence shall not apply to a discontinuation of the TCR-T PROGRAM due to the implementation of a PERMISSIBLE DEVIATION, as defined in Section 2.3 below.

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2.2    PERFORMANCE AND CONTROL OF TCR-T PROGRAM. UTMDACC and the PRINCIPAL INVESTIGATORS shall conduct the UTMDACC RESEARCH ACTIVITIES in accordance with the TCR-T PROGRAM DEVELOPMENT PLAN and in accordance with the laws of any jurisdiction applicable to any of the parties hereto, including all applicable statutes, enactments, acts of legislature, laws, ordinances, rules, regulations, notifications, guidelines policies, directions, directives and orders of any statutory authority, tribunal, board, or court having competent jurisdiction, or any applicable central or state government or local authority or other governmental entity of competent jurisdiction, including without limitation, if and where applicable, any of the foregoing that govern human subjects research, patient consent or authorization, privacy or use of information, and the like, all regulations and industry codes (including any modification or re-enactment thereto) applicable to the relevant party’s activities or interactions under this AGREEMENT (including when applicable, the Health Insurance Portability and Accountability Act of 1966 and any regulations and official guidance promulgated thereunder (“HIPAA”) as amended by the Health Information Technology for Economic and Clinical Health Act and the US Physician Payment Sunshine Act, and current Good Manufacturing Practices (“GMP”) and Good Clinical Practices, International Conference on Harmonization/Good Clinical Practice guidelines, UTMDACC’s policies and standards, and applicable requirements and official guidance of relevant regulatory authority, all of which may be in effect from time to time an applicable to conduct under this AGREEMENT) (“APPLICABLE LAWS”). In addition, at ZIOPHARM’s request and cost, UTMDACC shall, in a timely manner, reasonably cooperate with ZIOPHARM and provide ZIOPHARM with reasonable assistance in connection with the preparation, filing and maintenance of regulatory filings and documentations, including documentation relating to the manufacturing activities conducted by UTMDACC under this AGREEMENT. With the exception of CLINICAL TRIALS (as defined in Section 2.3), and to the extent reasonably practicable, UTMDACC and the PRINCIPAL INVESTIGATORS shall segregate and treat as confidential under Section 14 of this AGREEMENT the conduct and records of the TCR-T PROGRAM from those of any other work performed by or in the laboratories or other facilities of UTMDACC, provided, however, that, among other things, UTMDACC and PRINCIPAL INVESTIGATORS shall not be required to establish any separate patient medical record system for any CLINICAL TRIALS conducted as part of the TCR-T PROGRAM. UTMDACC shall not utilize any other third party funding in connection with the conduct of any of the activities under the TCR-T PROGRAM, including but not limited to government grants or personnel paid by such third party funding, without the express prior written approval of ZIOPHARM.

2.3    CLINICAL STUDIES WITHIN THE TCR-T PROGRAM.

(a)    UTMDACC shall be the initial site of ZIOPHARM’s first clinical trial of its TCR-T Program in the United States, provided, however, that any existing or future clinical trial of the National Cancer Institute that is supported by, or conducted in collaboration with, ZIOPHARM shall be exempted from this first clinical trial (“FIRST TRIAL”). UTMDACC shall conduct such FIRST TRIAL (as well as any related

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long-term follow-ups, animal studies and laboratory-based protocols as determined by the JSC) with one (1) or more ZIOPHARM-approved PRINCIPAL INVESTIGATORS in accordance with the terms and conditions of this AGREEMENT and in compliance with all APPLICABLE LAWS. ZIOPHARM shall have the right to approve appropriate PRINCIPAL INVESTIGATOR(S) for the FIRST TRIAL such that all funding directed to such FIRST TRIAL shall not create fiscal or other conflicts of interest. In addition, such funding shall be accounted for as “clinical” work. Notwithstanding the foregoing with respect to the FIRST TRIAL and in the event either party desires to initiate any new clinical trial within the TCR-T PROGRAM, ZIOPHARM (either by itself or through its designee) shall have the first right to assume the role of the regulatory sponsor for the FIRST TRIAL and each such new clinical trial and the holder of the IND for the FIRST TRIAL and any such new clinical trial (each, a “NEW CLINICAL TRIAL” and together with the FIRST TRIAL, the “CLINICAL TRIALS”). If ZIOPHARM elects not to assume such regulatory sponsorship, then UTMDACC may do so as agreed by the parties (the party that assumes the role of regulatory sponsor for a CLINICAL TRIAL is referred to as the “SPONSOR”). Each CLINICAL TRIAL for which UTMDACC is the SPONSOR shall be deemed a “UTMDACC CLINICAL TRIAL” and each CLINICAL TRIAL for which ZIOPHARM or a designee of ZIOPHARM is the SPONSOR shall be deemed a “ZIOPHARM CLINICAL TRIAL.” UTMDACC CLINICAL TRIALS and ZIOPHARM CLINICAL TRIALS conducted at UTMDACC as a clinical trial site are collectively referred to as “UTMDACC-INVOLVED CLINICAL TRIALS”). If UTMDACC or ZIOPHARM desires to: (1) change the PRINCIPAL INVESTIGATOR for any UTMDACC-INVOLVED CLINICAL TRIAL, (2) modify or change the protocol(s), IND(s), Appendix M documents for IBC submission or the enrollment criteria of any UTMDACC-INVOLVED CLINICAL TRIALS, or (3) conduct any UTMDACC CLINICAL TRIALS at sites other than UTMDACC, then the parties will discuss in good faith the manner in which such additional activities shall be conducted. For clarity, ZIOPHARM shall have the sole discretion to conduct any and all ZIOPHARM CLINICAL TRIALS that are not UTMDACC-INVOLVED CLINICAL TRIALS. ZIOPHARM shall also be permitted to assign informational ZIOPHARM clinical research associate(s) at its cost to monitor any UTMDACC-INVOLVED CLINICAL TRIALS, provided, however, that such clinical research associate(s) will be subject to all written guidelines, policies, procedures, rules, and regulations, including all premises’ rules, applicable to UTMDACC facilities, and will be subject to an obligation of confidentiality consistent with the obligations of confidentiality required of ZIOPHARM hereunder. The costs and expenses incurred in connection with the conduct at UTMDACC of any portion of the FIRST TRIAL or NEW CLINICAL TRIALS that is a UTMDACC-INVOLVED CLINICAL TRIAL under this Section 2.3 shall be deemed DEVELOPMENT COSTS, regardless of whether UTMDACC is the SPONSOR or holds the IND(s) for such trials. Notwithstanding the foregoing, for any UTMDACC-INVOLVED CLINICAL TRIAL, UTMDACC may implement any deviations from a protocol that are required by APPLICABLE LAW or the IRB, or that are necessary to protect the safety, rights or welfare of study subjects (“PERMISSIBLE DEVIATIONS”). UTMDACC will promptly notify ZIOPHARM of any PERMISSIBLE DEVIATION in writing, including providing any necessary supporting documentation, and to the extent reasonably possible and appropriate will do so prior to implementation. If ZIOPHARM does not agree with the implementation of any of the PERMISSIBLE DEVIATIONS, ZIOPHARM at its sole discretion may immediately terminate the applicable UTMDACC-INVOLVED CLINICAL TRIAL.

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(b)    With regard to any UTMDACC-INVOLVED CLINICAL TRIAL, UTMDACC and its medical staff, including a PRINCIPAL INVESTIGATOR, shall be responsible for the conduct of the study in accordance with UTMDACC’s human subject research protection program and policies and shall ensure that such CLINICAL TRIAL does not interfere with the clinical care of any research subjects and the treating physician will have sole authority over such clinical care, and nothing in this AGREEMENT will prevent such medical staff from taking any action which is, in the reasonable medical judgment of such medical staff, in a research subject’s best interest. Each party is responsible for ensuring that its principal investigator with respect to any CLINICAL TRIAL and all of its employees and agents working on any such CLINICAL TRIAL are (i) properly informed as to the procedures and other relevant information specified in and relating to the applicable CLINICAL TRIAL protocol and related agreements, and (ii) in compliance with this AGREEMENT and all APPLICABLE LAWS and regulations including the investigator responsibilities described in 21 C.F.R. Part 312 of the regulations of the United States Food and Drug Administration (“FDA”) in their performance of any activities associated with the conduct of any CLINICAL TRIAL.

(c)    Subject to APPLICABLE LAWS and the regulatory oversight of the applicable IRB, the parties shall collaboratively and expeditiously prepare a mutually acceptable informed consent form, any authorization or other document required under APPLICABLE LAWS, and appropriate patient recruitment materials as necessary for each UTMDACC-INVOLVED CLINICAL TRIAL. All such materials and any changes thereto will be subject to the approval of the applicable CRC, IRB, IBC, UTMDACC, and the JSC, and the parties shall implement any changes mandated by the CRC, IRB and IBC, provided, however, that ZIOPHARM at its sole discretion may terminate the applicable CLINICAL TRIAL immediately if it disagrees with any such mandated changes by the CRC, IRB or IBC. Subject to APPLICABLE LAWS, ZIOPHARM (either by itself or through its designee) will be responsible for filing and maintaining these materials with any governmental authorities and for obtaining any required approvals from any governmental authorities for ZIOPHARM CLINICAL TRIALS and UTMDACC shall make such filing for any and all UTMDACC CLINICAL TRIALS. For any and all CLINICAL TRIALS, the applicable PRINCIPAL INVESTIGATOR will be responsible for filing and maintaining materials related to IRB and IBC for each CLINICAL TRIAL, which materials shall be subject to the prior written approval of ZIOPHARM. Upon approval, ZIOPHARM (either by itself or through its designee) and/or UTMDACC, as applicable, will distribute these materials to the CLINICAL TRIAL sites. The informed consent of each subject participating in a CLINICAL TRIAL will be obtained prospectively using an IRB/EC approved informed consent process. Subject to APPLICABLE LAWS and the regulatory oversight of the applicable IRB and IBC, UTMDACC will be responsible for ensuring that each UTMDACC-INVOLVED CLINICAL TRIAL is in compliance with APPLICABLE LAWS regarding the consenting of human subjects who are participating in any such UTMDACC-INVOLVED CLINICAL TRIAL, and ZIOPHARM (either by itself or through its designee) will be responsible for ensuring that each site other than UTMDACC that is participating in a ZIOPHARM CLINICAL TRIAL is in compliance with APPLICABLE LAWS regarding the consenting of human subjects who are participating in any such ZIOPHARM CLINICAL TRIAL.

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(d)    Subject to prior review and comment by ZIOPHARM, each UTMDACC-INVOLVED CLINICAL TRIAL will be registered by UTMDACC on a public registry in a manner consistent with the requirements of the International Committee of Medical Journal Editors. UTMDACC will provide ZIOPHARM with a proposed copy of any such registry at least [***] business days prior to submission and will consider ZIOPHARM’s comments with respect thereto in good faith.

(e)    Specifically, and without limiting the generality of Section 6.2, each party agrees to prepare, maintain and retain complete, accurate and legible written records, accounts, notes, reports and data relating to its role in the performance of each CLINICAL TRIAL for which it is the SPONSOR (“STUDY RECORDS”). STUDY RECORDS will be retained in a safe and secure manner for at least [***] years following the later of (i) the approval of the relevant new drug application, (ii) withdrawal of the relevant IND or (iii) as required by APPLICABLE LAWS and regulations including FDA requirements under 21 CFR §312.57. Before UTMDACC destroys any STUDY RECORDS, UTMDACC will notify ZIOPHARM and will either transfer the STUDY RECORDS to ZIOPHARM to the extent such transfer is permitted by APPLICABLE LAWS or arrange with ZIOPHARM for the continued maintenance of such records at an off-site storage site at ZIOPHARM’s cost and expense.

(f)    From and after the EFFECTIVE DATE, and to the extent permitted by APPLICABLE LAWS, ZIOPHARM (either by itself or through its designee) will be solely responsible for all IND applications and other filings required by the FDA and any other in-country regulatory submissions and approvals (each an “RA”) required to conduct each ZIOPHARM CLINICAL TRIAL. Prior to commencement of any CLINICAL TRIAL, and to the extent permitted by APPLICABLE LAWS, ZIOPHARM (either by itself or through its designee) will prepare and submit to the appropriate governmental authorities any RAs required under the APPLICABLE LAWS. Unless otherwise agreed upon by the parties, or as otherwise directed by the JSC or to the extent otherwise required by APPLICABLE LAWS, ZIOPHARM (either by itself or through its designee) will be the sponsor of any RA and will be responsible for satisfying all sponsor obligations and other requirements of applicable governmental authorities except for sponsor obligations for any UTMDACC-INVOLVED CLINICAL TRIAL, which shall remain the responsibility of UTMDACC. UTMDACC agrees to cooperate with ZIOPHARM (and its designee) to provide any other documents and information required by APPLICABLE LAWS and regulations or that ZIOPHARM (or its designee) reasonably requests in connection with the preparation, filing and maintenance of any RA.

(g)    The JSC shall be responsible for ensuring that all CLINICAL TRIAL investigators collect, assess and report adverse events according to the procedures outlined in the applicable CLINICAL TRIAL protocol and as required by APPLICABLE LAWS, acting through the party that is the SPONSOR of the applicable CLINICAL TRIAL to do so. Each party that acts as SPONSOR of a CLINICAL TRIAL under this AGREEMENT will be responsible for the reporting of adverse events to the other parties,

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but in no event more than one (1) business day following a determination of a suspected unexpected serious adverse event, and ZIOPHARM will (to the extent permitted by APPLICABLE LAWS and except as UTMDACC may otherwise be required by APPLICABLE LAWS to do so) report all such adverse events to appropriate government authorities as required by APPLICABLE LAWS. Each party further agrees that it will, in a timely manner consistent with APPLICABLE LAWS and the terms of all applicable CLINICAL TRIAL protocols and related documents, provide ZIOPHARM and the other parties hereto with all relevant information it obtains regarding the safety and/or the toxicity of any STUDY PRODUCT (as defined in Section 2.4).

(h)    ZIOPHARM shall reimburse UTMDACC for the cost of providing necessary medical treatment to a study subject for any injuries directly resulting from the administration of the STUDY PRODUCT in a CLINICAL TRIAL conducted at UTMDACC to a study subject as set forth in the applicable protocol and consent as part of his/her participation in such CLINICAL TRIAL to the extent such injury is not due to the natural progression of the underlying disease or condition of such study subject, unless UTMDACC’s negligence or misconduct causes the injury. Any costs reimbursed by ZIOPHARM under this Section 2.3(h) shall be deemed DEVELOPMENT COSTS under Section 4.

(i)    UTMDACC and ZIOPHARM will promptly notify each other upon identifying any aspect of a UTMDACC-INVOLVED CLINICAL TRIAL protocol, including information discovered during site monitoring visits, or the study results that may adversely affect the safety, well-being, or medical care of the study subjects, or that may affect the willingness of subjects to continue participation in such CLINICAL TRIAL, influence the conduct of such CLINICAL TRIAL, or that may alter the IBC’s and IRB’s approval to continue such CLINICAL TRIAL. For each such CLINICAL TRIAL, UTMDACC shall promptly notify the IBC and IRB of any such events. When the safety or medical care of any study subject enrolled in such CLINICAL TRIAL could be directly affected by study results, then notwithstanding any other provision of this Agreement, UTMDACC will send such study subject a written communication about the results. To the extent appropriate under the circumstances, any such written communication will be subject to prior, timely review and comment by ZIOPHARM.

(j)    Unless otherwise agreed by ZIOPHARM, all UTMDACC-INVOLVED CLINICAL TRIALS will be overseen and the results reviewed by an independent data monitoring committee (“DMC”) established and supported and paid for by ZIOPHARM. The JSC will review and approve the DMC’s membership and procedures. ZIOPHARM will assume responsibility for setting up and supporting all DMC meetings. The JSC will be notified of any DMC meetings. A representative from each party will be invited to attend all sessions of the DMC meetings. All DMC sessions reports related to any UTMDACC-INVOLVED CLINICAL TRIAL will be made available to the JSC.

(k)    ZIOPHARM will promptly determine whether to accept or reject a major DMC recommendation for a CLINICAL TRIAL such as a recommendation to close a CLINICAL TRIAL. Should ZIOPHARM accept a major DMC recommendation,

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ZIOPHARM will promptly communicate that decision to the members of the DMC and the JSC. In the event when ZIOPHARM does not elect to accept for implementation a major DMC recommendation, ZIOPHARM will promptly communicate that decision to the members of the DMC and the JSC with its rationale. If UTMDACC does not agree with ZIOPHARM’s decision, UTMDACC, after consultation, as appropriate, with ZIOPHARM about alternative changes, if any, may terminate the applicable UTMDACC-INVOLVED CLINICAL TRIAL, provided, however, that UTMDACC shall notify ZIOPHARM in writing prior to such termination and, to the extent requested by ZIOPHARM, and as permitted by and to the extent consistent with APPLICABLE LAWS, instead of terminating such UTMDACC-INVOLVED CLINICAL TRIAL, transfer the trial to another site designated by ZIOPHARM. With respect to any UTMDACC CLINICAL TRIAL, if ZIOPHARM notifies UTMDACC that it wishes to assume the SPONSORSHIP for any such UTMDACC CLINICAL TRIAL, UTMDACC shall, as permitted by and to the extent consistent with APPLICABLE LAWS, instead of terminating such UTMDACC CLINICAL TRIAL, transfer to ZIOPHARM (or its designee) the SPONSORSHIP for any such UTMDACC CLINICAL TRIAL. The parties will work together to effect a prompt and orderly transfer of the CLINICAL TRIAL to another site and as applicable, the SPONSORSHIP for the CLINICAL TRIAL to ZIOPHARM or its designee. For the sake of clarity, in the event of a disagreement, UTMDACC shall have no obligation to continue a UTMDACC-INVOLVED CLINICAL TRIAL at UTMDACC and UTMDACC will have the right to suspend the CLINICAL TRIAL pending the transfer of the CLINICAL TRIAL and the SPONSORSHIP as contemplated herein.

(l)    Notwithstanding anything to the contrary in this AGREEMENT, UTMDACC shall take appropriate corrective action including to terminate or suspend patient enrollment for any UTMDACC-INVOLVED CLINICAL TRIAL (i) for health, safety or regulatory reasons, or (ii) if a PRINCIPAL INVESTIGATOR is no longer employed by UTMDACC, or (iii) if a PRINCIPAL INVESTIGATOR is no longer able to perform his or her obligations, or (iv) if ZIOPHARM breaches its obligations under this AGREEMENT with respect to such CLINICAL TRIAL and fails to cure such breach within thirty (30) business days of receiving written notice from UTMDACC of such breach, provided, however, that before terminating or suspending enrollment for the UTMDACC-INVOLVED CLINICAL TRIAL on the basis of (ii) or (iii) above, at the request of ZIOPHARM, UTMDACC working with the JSC will make a good faith effort to: (a) find a substitute researcher who is ready, willing and able to assume the role of PRINCIPAL INVESTIGATOR and complete such UTMDACC-INVOLVED CLINICAL TRIAL and who is acceptable to ZIOPHARM; or (b) to the extent requested by ZIOPHARM, and as permitted by and to the extent consistent with APPLICABLE LAWS, instead of terminating such UTMDACC-INVOLVED CLINICAL TRIAL, transfer the trial to another site designated by ZIOPHARM and in conjunction therewith in the case of a UTMDACC CLINICAL TRIAL, transfer the SPONSORSHIP for such CLINICAL TRIAL to ZIOPHARM (or its designee).

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2.4    MANUFACTURE, USE AND SUPPLY OF STUDY PRODUCT.

(a)    Unless otherwise agreed, ZIOPHARM will be responsible for producing or otherwise obtaining and supplying gene and cell products and other study agents used in each CLINICAL TRIAL to be appropriately formulated and in sufficient quantities to complete the applicable CLINICAL TRIAL. Such products, together with any materials and/or components purchased by or on account of ZIOPHARM or supplied by or on behalf of ZIOPHARM for use to manufacture such products, as well as any manufacturing intermediaries, will be referred to collectively as the “STUDY PRODUCT”. ZIOPHARM will be responsible for ensuring that all STUDY PRODUCTS will be properly labeled in accordance with the CLINICAL TRIAL protocol and APPLICABLE LAWS and will instruct UTMDACC with respect to such labelling requirements for any STUDY PRODUCT manufactured by UTMDACC.

(b)    Unless otherwise agreed, UTMDACC will (i) use any STUDY PRODUCT only to conduct the CLINICAL TRIAL for which it was supplied and for no other purpose, (ii) not transfer any STUDY PRODUCT to anyone other than persons expressly authorized to receive them under this AGREEMENT, and (iii) not modify, replicate, make derivatives of or reverse engineer STUDY PRODUCT owned by or exclusively licensed to ZIOPHARM without ZIOPHARM’s prior written consent, which consent shall be in ZIOPHARM’s sole discretion. UTMDACC will store and handle STUDY PRODUCT in a secure manner to prevent access or use by unauthorized persons, and will observe such reasonable safety measures as are customarily employed by UTMDACC with respect to other similar materials.

(c)    Upon completion of a CLINICAL TRIAL or TCR-T PROGRAM, UTMDACC or the applicable study site will destroy, or at ZIOPHARM’s request and cost, return to ZIOPHARM any unused STUDY PRODUCT. ZIOPHARM will provide UTMDACC with specific return and destruction procedures for STUDY PRODUCT used in CLINICAL TRIALS.

(d)    Use of UTMDACC’s Cell Processing Facility.

(i)    During the TERM, at ZIOPHARM’s request and cost, UTMDACC agrees to produce, at its cell processing facility ([***]) and/or at the cell processing facility funded by ZIOPHARM, any human cellular and tissue based STUDY PRODUCT and/or components used to manufacture the STUDY PRODUCT (“HCT STUDY PRODUCTS”) for any CLINICAL TRIALS under the oversight of the JSC; provided, however, that UTMDACC will only be [***] to manufacture HCT STUDY PRODUCTS for which it determines in its reasonable discretion that it has the existing ability, capacity, facilities, equipment, resources, and expertise to do so, giving [***] (at a minimum no less than any [***] of [***]) to the use of its resources for the manufacturing of HCT STUDY PRODUCTS for use in the TCR-T PROGRAM in such determination. If UTMDACC is unable to manufacture a product for ongoing or planned clinical trial it will promptly provide written notification to ZIOPHARM of such inability, together with an explanation for the reason thereof. In the event there are manufacturing activities ongoing pursuant to this Section 2.4 at the end of the TERM, UTMDACC agrees to, at its election: (A) negotiate with ZIOPHARM the terms and conditions under which UTMDACC will continue to conduct such manufacturing activities on behalf of ZIOPHARM; or (B) cooperate with ZIOPHARM to, at ZIOPHARM’s cost and expense, effect an orderly transition of such manufacturing activities to ZIOPHARM or its designee.

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(ii)    The terms for production of any HCT STUDY PRODUCTS produced by UTMDACC, including pricing, manufacturing and release specifications, and quality control and quality assurance testing, will be agreed upon by the parties in writing prior to the commencement of manufacturing. All costs and expenses incurred by UTMDACC in connection with the production of such HCT STUDY PRODUCTS as agreed to by the parties shall be included in the DEVELOPMENT COSTS and funded by ZIOPHARM in accordance with Section 4, provided, however, that such costs and expenses shall be at a rate that is no greater than that used for any internal programs of UTMDACC.

(iii)    UTMDACC agrees to maintain all required GMP documentation concerning the production services with respect to the HCT STUDY PRODUCTS manufactured by UTMDACC, including documentation of all production and quality control testing, standard operating procedures, training records, batch records, logs and such other matters as may be required by APPLICABLE LAWS or by the specifications prescribed by ZIOPHARM (“PRODUCTION DATA”). All PRODUCTION DATA will be maintained by UTMDACC in a secure location and access will be limited to authorized UTMDACC and ZIOPHARM personnel (including consultants and advisors), auditors and governmental authorities; provided, however, that at ZIOPHARM’s request and cost, and subject to reasonable confidentiality restrictions, copies of such PRODUCTION DATA will be made available to potential third party manufacturers. Based on its prior experience with similar products, UTMDACC will develop a schedule for production, testing and delivery of the each HCT STUDY PRODUCTS and once agreed upon by the parties, UTMDACC agrees to produce, test and deliver the HCT STUDY PRODUCTS in accordance with the production schedule and pricing agreed upon by the parties, subject to any default in payment by ZIOPHARM or events of FORCE MAJEURE.

(iv)    For the avoidance of doubt, ZIOPHARM will retain (i) ownership of all know-how, data and other intellectual property owned by or independently developed by ZIOPHARM and (ii) control of all intellectual property licensed to ZIOPHARM from third parties, in each case, that is made available to UTMDACC in connection with the manufacture of any HCT STUDY PRODUCTS (“ZIOPHARM MANUFACTURING IP”). UTMDACC shall have no right to (x) use, or (y) disclose to any third party any ZIOPHARM MANUFACTURING IP except for purposes of carrying out CLINICAL TRIALS, as expressly permitted by this AGREEMENT or as otherwise expressly agreed in writing by ZIOPHARM.

(e)    ZIOPHARM shall, at its sole election, have the right to manufacture STUDY PRODUCT and/or HCT STUDY PRODUCTS for use under this AGREEMENT at any site and at any time it deems appropriate. At ZIOPHARM’s request and if agreed by UTMDACC (provided, however, that UTMDACC has the existing ability, capacity, facilities, equipment, resources and expertise to do so, giving reasonable priority to the use of its resources for the manufacturing of HCT STUDY PRODUCTS for use in the TCR-T

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PROGRAM in such determination), UTMDACC will manufacture (including formulating and/or assembling) and supply STUDY PRODUCT (other than the HCT STUDY PRODUCTS) on behalf of ZIOPHARM, and such manufacturing and supply shall be subject to the terms and conditions to be agreed by the parties.

(f)    UTMDACC agrees to reasonably assist ZIOPHARM in the establishment of manufacturing facilities for ZIOPHARM and, at ZIOPHARM’s request and cost, shall deliver to ZIOPHARM (or its designee), all data, reports, standard operating procedures, analyses, reagents, vectors, cell lines (such as feeder cells) and other information directly relating to the manufacture of HCT STUDY PRODUCTS that exists at UTMDACC and is then reasonably available and transferable, subject to any third party confidentiality obligations. If at any time during the TERM, ZIOPHARM identifies particular documents, data or information directly relating to the manufacture of HCT STUDY PRODUCTS that exists at UTMDACC, is then owned or licensed by ZIOPHARM and is reasonably available and transferable and that was not previously delivered to ZIOPHARM, UTMDACC shall promptly provide such data and information to ZIOPHARM subject to any third party confidentiality obligations, upon ZIOPHARM’s request and expense, and such expense shall be included in the DEVELOPMENT COSTS and funded by ZIOPHARM in accordance with Section 4. As applicable with good practices, the transfer of biologic materials and vectors shall be by the use of qualified shippers.

(g)    During the TERM, UTMDACC shall expeditiously provide ZIOPHARM and designee(s) with reasonable access, at agreed times during ordinary administrative business hours, to UNIVERSITY PERSONNEL (as defined in Section 5.7) knowledgeable regarding the manufacture of HCT STUDY PRODUCTS for the purpose of assisting ZIOPHARM with technology transfer to a manufacturing facility. The assistance may be rendered by teleconference or in-person meetings in Houston, at ZIOPHARM’s expense, and such expense shall be included in the DEVELOPMENT COSTS and funded by ZIOPHARM in accordance with Section 4.

(h)    Prior to the commencement of any CLINICAL TRIAL that includes STUDY PRODUCTS supplied by UTMDACC, the parties will enter into an appropriate quality agreement that will, among other things, provide that ZIOPHARM shall have the right, at its own cost, to immediately inspect any facility at UTMDACC where manufacturing and/or supply of any STUDY PRODUCT is conducted, and to audit, review and copy the records maintained therein in connection with such manufacture and supply.

2.5    STUDY DATA; SPECIMENS.

(a)    “STUDY DATA” means all analyzed data, results and other data generated by or on behalf of any party in the course of performing a CLINICAL TRIAL or other research study performed in furtherance of a TCR-T PROGRAM, including, but not limited to the case report forms (but not including original medical records). All STUDY DATA generated by [***] (either [***] or [***] with [***]) will be referred to as “JOINT STUDY DATA” and all STUDY DATA generated solely by ZIOPHARM (either by itself or through its affiliates, subcontractors and/or sub-licensees, but not [***]) will be referred to as “ZIOPHARM STUDY DATA”.

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(b)    The parties agree that all JOINT STUDY DATA will be [***] between the parties in a manner consistent with APPLICABLE LAWS and the requirements of oversight bodies such as institutional review boards or ethics committees. [***] Unless otherwise agreed in writing, JOINT STUDY DATA will be [***] and ZIOPHARM STUDY DATA will be [***] owned by ZIOPHARM. UTMDACC and ZIOPHARM shall have the right to publish the STUDY DATA, subject to Section 8.1 below.

(c)    UTMDACC agrees that until publication of the results of an applicable study as permitted under this AGREEMENT, UTMDACC will have the limited right to use the JOINT STUDY DATA solely for internal research, academic and patient care purposes, and that it will not disclose any JOINT STUDY DATA to any other person or entity except: (a) as necessary, in UTMDACC’s reasonable medical judgment, for the medical care of any research subject, (b) as necessary for protection of UTMDACC’s interests against lawsuits, allegations of scientific misconduct, conflict of interest actions, patent infringement and interference proceedings, (c) for purposes of publication or public presentation as permitted under this AGREEMENT, (d) as required by APPLICABLE LAWS and regulations including laws and regulations of the FDA relating to licensure of study products, and (e) with respect to [***] subject to confidentiality restrictions as provided herein and other applicable legal requirements with respect to such data. For clarity, ZIOPHARM will have unlimited right to disclose and use any ZIOPHARM STUDY DATA solely owned by ZIOPHARM and any JOINT STUDY DATA, and UTMDACC will have the right to use and disclose ZIOPHARM STUDY DATA solely in furtherance of the UTMDACC RESEARCH ACTIVITIES (including publication in accordance with Section 8.1 below) and for no other purpose, except that UTMDACC will have no restrictions upon its right to use and disclose ZIOPHARM STUDY DATA pursuant to the rules of CONFIDENTIAL INFORMATION contained in Section 14.

(d)    The parties will mutually agree upon a development plan under this AGREEMENT in connection with UTMDACC’s provision of access to [***] (“UTMDACC SPECIMENS”), on commercially reasonable terms (not to exceed UTMDACC’s cost plus [***] percent ([***]%)), to be used by ZIOPHARM [***]. As between UTMDACC and ZIOPHARM, and subject to the rights, if any of study subjects and third parties, all UTMDACC SPECIMENS shall [***]; provided that, for the avoidance of doubt, any INVENTIONS resulting from ZIOPHARM’s use of such UTMDACC SPECIMENS shall be determined in accordance with Section 5. ZIOPHARM shall use any such UTMDACC SPECIMENS solely to perform the TCR-T PROGRAM in accordance with the TCR-T PROGRAM DEVELOPMENT PLAN under this AGREEMENT and for no other purpose, and in compliance with all APPLICABLE LAWS. ZIOPHARM shall not sell, transfer, disclose or otherwise provide access to the UTMDACC SPECIMENS to any person or entity without the prior written consent of UTMDACC (other than to Ziopharm’s subcontractors, consultants and collaboration partners conducting activities on behalf of ZIOPHARM in connection with the TCR-T PROGRAM). Upon completion of the TCR-T PROGRAM or earlier upon UTMDACC’s

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written request, ZIOPHARM shall return any remaining UTMDACC SPECIMENS to UTMDACC or destroy the UTMDACC SPECIMENS and certify such destruction in writing (provided, that if ZIOPHARM or its subcontractors, consultants and collaboration partners are actively using any such UTMDACC SPECIMENS to perform the TCR-T PROGRAM in accordance with the TCR-T PROGRAM DEVELOPMENT PLAN under this AGREEMENT, ZIOPHARM shall be permitted to retain such UTMDACC SPECIMENS for so long as needed to complete such on-going activities).

(e)    As between UTMDACC and ZIOPHARM, and subject to the rights, if any, of study subjects and third parties, all tissue samples and biological materials that are derived from any TCR-T PROGRAM (“STUDY MATERIALS”) will be the property of [***] unless otherwise expressly agreed upon by the parties. For clarity, STUDY MATERIALS do not include STUDY PRODUCT or UTMDACC SPECIMENS. STUDY MATERIALS may be used by the parties as expressly authorized by the JSC.

(f)    As reasonably requested by ZIOPHARM, UTMDACC will provide access to materials and specimens from UTMDACC’s vivarium, and to the extent necessary to perform the TCR-T PROGRAM in accordance with the TCR-T PROGRAM DEVELOPMENT PLAN under this AGREEMENT will purchase and maintain specimens on ZIOPHARM’s behalf, in each case on commercially reasonable terms (not to exceed UTMDACC’s [***].

2.6    ZIOPHARM MATERIALS. To the extent ZIOPHARM provides any tangible chemical and/or biological materials to UTMDACC in connection with the TCR-T PROGRAM (the “ZIOPHARM MATERIALS”), title to such ZIOPHARM MATERIALS shall remain with ZIOPHARM at all times. UTMDACC and the PRINCIPAL INVESTIGATORS shall use the ZIOPHARM MATERIALS solely to perform the TCR-T PROGRAM in accordance with the TCR-T PROGRAM DEVELOPMENT PLAN under this AGREEMENT and for no other purpose, and in compliance with ZIOPHARM’s instructions and all APPLICABLE LAWS. UTMDACC and PRINCIPAL INVESTIGATOR shall not sell, transfer, disclose or otherwise provide access to the ZIOPHARM MATERIALS to any person or entity without the prior written consent of ZIOPHARM. UTMDACC and PRINCIPAL INVESTIGATOR shall not reverse engineer or otherwise attempt to determine the structure, composition or individual components of the ZIOPHARM MATERIALS, or alter, modify, improve or otherwise make or test any derivatives of the ZIOPHARM MATERIALS. Upon completion of the TCR-T PROGRAM or earlier upon ZIOPHARM’s request, UTMDACC and PRINCIPAL INVESTIGATOR shall, according to ZIOPHARM’s instructions and at ZIOPHARM’s cost, return the ZIOPHARM MATERIALS to ZIOPHARM or destroy the ZIOPHARM MATERIALS and certify such destruction in writing.

3.    FACILITIES; PERSONNEL; THIRD PARTY AGREEMENTS.

3.1    LEASE OF UTMDACC FACILITIES. In connection with this AGREEMENT and the 2015 R&D AGREEMENT, the parties have entered into an agreement dated as of October 15, 2019 regarding the establishment of research and development capabilities at facility(ies) within or immediately proximate to the

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UTMDACC campus in Houston, Texas (such facility(ies) the “LEASED FACILITY” and such agreement, the “LEASE AGREEMENT”). For the purposes hereof, LEASED FACILITY shall also include any GMP manufacturing facilities subsequently leased by ZIOPHARM from UTMDACC as well as any GMP manufacturing facilities subsequently leased by ZIOPHARM from any third party in the greater Houston, Texas area. Any costs and expenses incurred by ZIOPHARM in connection with the build out, improvement and maintenance of such LEASED FACILITY (including any purchase of equipment, apparatus, and other materials in connection therewith that will be owned by ZIOPHARM) and any rent paid by ZIOPHARM for such LEASED FACILITY shall be deemed DEVELOPMENT COSTS and funded by ZIOPHARM in accordance with Section 4. Unless otherwise agreed by the parties in the LEASE AGREEMENT, ZIOPHARM shall have the sole discretion to determine the layout of the LEASED FACILITY, including its floor plan(s), intended use(s), any special facility(ies), and occupants (which may include VISITING SCIENTISTS permitted by UTMDACC pursuant to Section 3.2), to the extent in compliance with APPLICABLE LAWS, including any applicable zoning requirements and any structural limitations and architectural restrictions. For the purpose of determining inventorship, ownership and rights to data, results and inventions (including STUDY DATA and INVENTIONS), activities conducted within the LEASED FACILITY shall be deemed activities conducted in a ZIOPHARM facility, despite its possible location on UTMDACC campus.

3.2    VISITING SCIENTIST AND STAFF STATUS. In furtherance of the parties collaboration on the TCR-T PROGRAM, UTMDACC will use its reasonable best efforts to allow ZIOPHARM’s designated personnel to work on-site at UTMDACC (the “VISITING SCIENTIST”) with badge and computer access to UTMDACC as well as access to UTMDACC resources to facilitate and enable (i) laboratory activities, (ii) pre-clinical research including animal studies, (iii) manufacturing of clinical-grade products; and (iv) implementation and completion of the CLINICAL TRIALS, all conducted in collaboration with and at UTMDACC. [***] currently have VISITING SCIENTIST status with UTMDACC and shall have VISITING SCIENTIST status or a form substantially similar for access to UTMDACC facilities. Additionally, [***] shall have VISITING SCIENTIST status or a form substantially similar for access to UTMDACC facilities subject to UTMDACC policy.

3.3    PERSONNEL. The parties acknowledge that current UTMDACC personnel related to the TCR-T PROGRAM, including the “PROGRAM FACILITATOR”, are an integral part of the TCR-T PROGRAM and such personnel’s continuing active dedication to the TCR-T PROGRAM is integral to the success of the conduct of the TCR-T PROGRAM. Accordingly, and in furtherance of the objectives and activities set forth under this AGREEMENT, UTMDACC hereby consents to ZIOPHARM’s solicitation of the employment of the employees of UTMDACC working on the TCR-T PROGRAM. As of the EFFECTIVE DATE, UTMDACC shall ensure that all personnel in the laboratory of each PRINCIPAL INVESTIGATOR participating in the TCR-T PROGRAM understand and agree to be bound by the terms and condition of this AGREEMENT as applicable to such personnel’s area of expertise or function. After the EFFECTIVE DATE, in the event any such personnel become an employee of ZIOPHARM while still engaged in the conduct of any of the TCR-T PROGRAM,

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UTMDACC agrees that, in conjunction with the conduct of the TCR-T PROGRAM at UTMDACC subject to the VISITING SCIENTIST provisions attached hereto as EXHIBIT A, it will use its reasonable best efforts to arrange for such personnel to obtain a VISITING SCIENTIST or similar appointment at UTMDACC and have reasonable and mutually agreed upon access to facilities, intranet, equipment, databases, records, samples, patients, support staff, information, services and other infrastructures utilized or generated in, or necessary or reasonably useful for the conduct of, the TCR-T PROGRAM.

3.4    APPLICABLE LAWS. The lease as well as access to and use of UTMDACC’s facilities and resources will be subject to APPLICABLE LAWS and the visiting scientist provisions attached hereto as EXHIBIT A and may not, as reasonably determined by UT system tax counsel, result in private business use and/or adverse tax consequences with respect to any of the tax-exempt bonds issued by UT System or covering any of UTMDACC’s facilities.

4.    FUNDING OF TCR-T PROGRAM.

4.1    FUNDING BY ZIOPHARM. Pursuant to the 2015 R&D AGREEMENT and subject to the terms and conditions of this AGREEMENT, during the TERM, ZIOPHARM agrees to fund the DEVELOPMENT COSTS up to the amount and in the manner established in accordance with this Section 4, and will reimburse UTMDACC for the DEVELOPMENT COSTS actually incurred by UTMDACC in accordance with this Section 4. ZIOPHARM may set off against amounts committed for funding under this AGREEMENT those expenditures incurred and actually paid by ZIOPHARM in support of the TCR-T PROGRAM, including any amounts paid to third party contractors and/or landlords and/or any build-out costs for the LEASED FACILITY. ZIOPHARM shall provide UTMDACC with all documentation substantiating all such expenditures as reasonably requested by UTMDACC.

4.2    ZIOPHARM FUNDING COMMITMENT; DEVELOPMENT MILESTONES; ROYALTY; WARRANTS.

(a)    From the EFFECTIVE DATE until December 31, 2020, the total funding commitment for the DEVELOPMENT COSTS shall be funded under the 2015 R&D AGREEMENT, as amended from time to time, unless such funds are not sufficient, in which case such reimbursement shall be from the NEW FUNDING COMMITMENT.

(b)    During the three (3) consecutive twelve (12) month periods after January 1, 2021 (each such twelve (12)-month period, a “CONTRACT YEAR”), ZIOPHARM shall reimburse DEVELOPMENT COSTS incurred under this AGREEMENT from any amounts available under the 2015 R&D AGREEMENT and, following the depletion of such funds, in an additional amount of twenty million dollars ($20,000,000) (the “NEW FUNDING COMMITMENT”). For each such CONTRACT YEAR, ZIOPHARM shall not be required to provide more than eight million dollars ($8,000,000). While ZIOPHARM has no obligation to fund more than twenty million dollars ($20,000,000) total and eight million dollars ($8,000,000) for each such CONTRACT YEAR, UTMDACC also has no obligation to undertake any activity at its

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expense or cost or incur any cost or expense that will not be reimbursed by ZIOPHARM. With respect to DEVELOPMENT COSTS: (i) all expenses or costs associated with the possible preparation, filing, and maintenance of institutional and federal regulatory documents, including any supporting research thereto, including, but not limited to travel, salaries, laboratory work, supplies, animal work, equipment and maintenance, facility costs, bioprocessing, manufacturing, and correlative studies, shall be considered “clinical costs”, and (ii) all expenses and costs associated with basic or fundamental research that has no current or future clinical impact shall be considered non-clinical costs.

(c)    Unless this AGREEMENT has been terminated for UTMDACC’s breach pursuant to Section 9.2 and subject to the terms and conditions of this AGREEMENT, ZIOPHARM shall pay to UTMDACC:

(i)     [***]

For clarity, the foregoing milestones due to UTMDACC from ZIOPHARM shall be due once regardless of whether repeated with the same or any other TCR-T PRODUCT. For all purposes under this AGREEMENT: (1) [***]; (2) “REGULATORY APPROVAL” shall mean means (a) in the United States, a New Drug Application or an Abbreviated New Drug Application for a TCR-T PRODUCT, and (b) outside the United States, an equivalent application for regulatory approval required before commercial sale or use of a TCR-T PRODUCT in a regulatory jurisdiction; (3) “TCR-T PRODUCT” shall mean any T-cell therapy product of ZIOPHARM for the treatment and prevention of cancer in humans consisting of an isolated human, murine or human-murine hybrid T cell receptor restricted by any major histocompatibility complex class molecule, such as with specificity to a NEOANTIGEN or GERMLINE ANTIGEN or VIRAL ANTIGEN, whether such T-cell therapy product results from research and development efforts of UTMDACC and/or ZIOPHARM; (4) “NEOANTIGENS” are [***] (“TCRs”); (5) “GERMLINE ANTIGENS” shall mean [***]; and (6) “VIRAL ANTIGENS” shall mean [***].

(d)    The parties agree that the amounts set forth in any budget will be inclusive as to: (i) all overhead cost, salaries of laboratory technicians, students, postdocs and other researchers working on the TCR-T PROGRAM; (ii) all costs incurred in connection with the pre-clinical studies and clinical trials conducted as part of such TCR-T PROGRAM; (iii) the costs of all manufacturing process development and manufacturing activities in connection with the conduct of the TCR-T PROGRAM; (iv) the costs for any regulatory activities conducted in connection with the TCR-T PROGRAM; and (v) the costs of all laboratory facilities, supplies and equipment and other UTMDACC resources, including any leasehold improvements and/or payments related to the LEASE AGREEMENT to UTMDACC. In determining the applicable rate for any overhead costs, UTMDACC shall ensure a fair and equitable characterization of the applicable activities, either as “clinical” or “non-clinical” activities. Further, any facility-related costs (such as leasehold improvements and/or payments related to the LEASE AGREEMENT), as well as out-of-pocket costs paid to a third party vendor, contractor and/or collaborator, shall not be subject to any overhead payment to UTMDACC.

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(e)    UTMDACC shall maintain complete and accurate records, at its own cost and expense, in sufficient detail to permit ZIOPHARM to confirm the accuracy of the financial reports submitted pursuant to Section 6.2 and the amount of DEVELOPMENT COSTS incurred by UTMDACC and/or reimbursed by ZIOPHARM. Upon [***] administrative business days advance written notice, UTMDACC shall allow ZIOPHARM (or its designee) to inspect, review and make copies of such records in order to verify the accuracy of the financial reports submitted by UTMDACC. In addition, upon ZIOPHARM’s written request, UTMDACC shall make its accountant or other financial professional who is familiar with such records available to ZIOPHARM to assist ZIOPHARM with such review and answer ZIOPHARM’s questions relating thereto.

(f)    ZIOPHARM shall pay UTMDACC a royalty on NET SALES on all its TCR-T PRODUCTS (other than sales to UTMDACC) in accordance with the following schedules:

Royalty Tier	Cumulative NET SALES of TCR-T PRODUCTS in the United States	Royalty Rate
1	For the first $[***] in cumulative NET SALES of all TCR-T PRODUCTS in the United States	[***	]%
2	For all cumulative NET SALES of TCR-T PRODUCTS in the United States greater than $[***].	[***	]%

Royalty Tier	Cumulative NET SALES of TCR-T PRODUCTS outside the United States	Royalty Rate
1	For the first $[***] in cumulative NET SALES of all TCR-T PRODUCTS outside the United States	[***]	%
2	For all cumulative NET SALES of TCR-T PRODUCTS outside the United States greater than $[***].	[***]	%

For the purposes of this AGREEMENT, “NET SALES” shall have the meaning set forth in Exhibit B.

(g)    Royalties under Section 4.2(f) will be payable on a country-by-country and TCR-T PRODUCT-by-TCR-T PRODUCT basis during the period commencing on the first commercial sale of a TCR-T PRODUCT in a particular country and ending [***] years following the first commercial sale of such TCR-T PRODUCT in such country.

(h)    The foregoing royalty rates and development milestone payments are based upon UTMDACC’s active support of the TCR-T PROGRAM and shall be subject to reduction as follows:

(i)    If, at the time ZIOPHARM’s first TCR-T PRODUCT is approved in the United States, [***], then the foregoing royalty rates and milestone payments shall be reduced by [***]. As used herein, [***] ZIOPHARM in good faith

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shall create and maintain a schedule of [***] owned, controlled or licensed by ZIOPHARM that are [***], as provided by ZIOPHARM to UTMDACC every [***] calendar months during the term of this AGREEMENT.

(ii)    If at any time prior to the [***] anniversary of this AGREEMENT’s EFFECTIVE DATE, UTMDACC enters into a non-viral TCR-T collaboration with a third party, then the foregoing royalty rates and milestone payments shall be reduced by [***].

(i)    For the avoidance of doubt, in the event of any acquisition of ZIOPHARM by a third party, merger of ZIOPHARM with a third party or sale of all or substantially all of ZIOPHARM’s assets or stock to a third party (“SALE EVENT”), the royalties and milestone payments hereunder shall only be payable with respect to TCR-T PRODUCTS developed by ZIOPHARM prior to the SALE EVENT. Such obligation to pay royalties and milestones will continue after the SALE EVENT but not with respect to any pre-existing or independently developed TCR program of the third party. In addition, in the event of any acquisition by ZIOPHARM of a third party, whether by merger or acquisition of all or substantially all of a third party’s assets or stock, the royalties and milestone payments hereunder shall not be payable upon any pre-existing or independently developed TCR program of the third party, unless such TCR program is then further developed under this AGREEMENT.

4.3    PAYMENT. ZIOPHARM will pay the amount due to UTMDACC pursuant to Section 4 either by wire transfer to:

JPMorgan Chase Bank, N.A.

707 Travis

Houston, Texas 77002

SWIFT: [***] (used for international wires)

ABA ROUTING NO: [***] (used for domestic wires)

ABA ROUTING NO: [***] (used for domestic ACH)

ACCOUNT NAME: The Univ. of Texas M. D. Anderson Cancer Center

Tech Commercialization

ACCOUNT NO.: [***]

REFERENCE: Ziopharm TCR-T Program Research & Development Agreement

or by checks made payable to UTMDACC and sent to:

The University of Texas

M. D. Anderson Cancer Center

P.O. Box 4390

Houston, Texas 77210-4390

Reference: Ziopharm TCR-T Program Research & Development Agreement

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Each wire or check payment must reference the TCR-T PROGRAM project title and the name of the PRINCIPAL INVESTIGATOR.

4.4    WARRANTS. On the Effective Date, ZIOPHARM shall issue UTMDACC a warrant representing the right to purchase 3,333,333 shares of ZIOPHARM common stock (with an exercise price of $0.001 per share) in the form attached hereto as EXHIBIT C.

4.5    EXPENDABLES AND EQUIPMENT. To the extent paid for by ZIOPHARM, ZIOPHARM will own all expendables and equipment purchased or fabricated in the performance of the TCR-T PROGRAM in accordance with the TCR-T PROGRAM DEVELOPMENT PLAN and the budget contained therein. UTMDACC will store such expendables (if located at UTMDACC) under suitable storage conditions and use such expendables for the purpose of conducting the TCR-T PROGRAM only. UTMDACC will tag and maintain such equipment (if located at UTMDACC) in good working order and will use such equipment for the purpose of conducting the TCR-T PROGRAM, giving the highest priority to such use.

5.    INTELLECTUAL PROPERTY; INVENTIONS.

5.1    OWNERSHIP OF INVENTIONS. All discoveries and inventions, whether or not patentable, that are conceived or reduced to practice in the performance of any of the TCR-T PROGRAM DEVELOPMENT PLAN under this AGREEMENT, together with all intellectual property rights therein, shall be deemed “INVENTIONS.” ZIOPHARM shall solely own all INVENTIONS. Notwithstanding anything to the contrary in this Agreement, ZIOPHARM shall at all times retain all rights and interest in the ZIOPHARM MATERIALS.

5.2    EXCLUSIVE LICENSE. ZIOPHARM hereby grants to UTMDACC an exclusive (with the right to sublicense), fully paid, royalty-free, perpetual and irrevocable license in the EXCLUSIVE FIELD to make, have made, use, sell, offer for sale and import any products incorporating or based upon INVENTIONS. “EXCLUSIVE FIELD” means the research, development, manufacture and commercialization of (i) autologous TCR-T PRODUCTS engineered by viral gene transfer technologies to express TCRs for the treatment of human solid and liquid tumors, and (ii) any products or services for the treatment and prevention of any condition other than cancer, including without limitation any autologous and allogeneic cell therapy products engineered by viral gene transfer technologies to express TCRs.

5.3    NON-EXCLUSIVE LICENSE. ZIOPHARM hereby grants to UTMDACC a non-exclusive (with the right to sublicense), fully paid, royalty-free, perpetual and irrevocable license in the NON-EXCLUSIVE FIELD to make, have made, use, sell, offer for sale and import any products incorporating or based upon INVENTIONS. “NON-EXCLUSIVE FIELD” shall mean the research, development, manufacture and commercialization of allogeneic cell therapy products or services engineered by viral gene transfer technologies to express TCRs for the treatment of human solid and liquid tumors.

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5.4    PATENT PROTECTION. As between the parties, ZIOPHARM shall have the sole right to prepare, file, prosecute, maintain, enforce and defend all U.S. and foreign patents, registrations and other forms of intellectual property in INVENTIONS but nothing herein will obligate ZIOPHARM to take any such actions. ZIOPHARM shall keep UTMDACC reasonably informed of all such preparations, filings, prosecution, maintenance, enforcement and defense. MDACC shall reasonably cooperate with ZIOPHARM with respect to matters concerning such INVENTIONS to the extent reasonably necessary for filing, prosecuting, maintaining, defending or enforcing any such patents, registrations and other forms of intellectual property protection.

5.5    COMMERCIALIZATION IN TEXAS. [***]

5.6    PREFERENTIAL PRICING. Following REGULATORY APPROVAL in the United States of any TCR-T PRODUCT developed pursuant to this AGREEMENT, ZIOPHARM shall offer to sell such TCR-T PRODUCT developed pursuant to this AGREEMENT to UTMDACC at [***] ZIOPHARM [***] such TCR-T PRODUCT developed pursuant to this AGREEMENT to [***]

5.7    UNIVERSITY PERSONNEL. All UNIVERSITY PERSONNEL who conduct any activities with respect to the TCR-T PROGRAM shall be obligated to assign to the BOARD OF REGENTS of THE UNIVERSITY OF TEXAS SYSTEM all inventions and intellectual property rights arising from their work in the TCR-T PROGRAM in a manner that enables the BOARD and UTMDACC to grant to ZIOPHARM all rights UTMDACC purports to grant under this AGREEMENT. “UNIVERSITY PERSONNEL” shall mean employees, other agents and consultants of UTMDACC.

6.    GOVERNMENTAL COMMUNICATIONS; RECORDS AND REPORTS.

6.1    GOVERNMENTAL COMMUNICATIONS.

(a)    ZIOPHARM will take the initiative in arranging discussions with any governmental authority involving data from or the conduct of any TCR-T PROGRAM or CLINICAL TRIAL. Formal meetings with governmental authorities concerning the design or data from a TCR-T PROGRAM or CLINICAL TRIAL will be discussed with the JSC. With the prior written consent of ZIOPHARM, UTMDACC will have the right to participate in all formal meetings with governmental authorities relating to a TCR-T PROGRAM or CLINICAL TRIAL unless legally precluded from doing so. Additionally, UTMDACC will, at the request of ZIOPHARM, cooperate with ZIOPHARM regarding any discussions with any governmental authority involving data from or the conduct of any TCR-T PROGRAM or CLINICAL TRIAL.

(b)    In addition to all documents otherwise required to be provided to the other party by this AGREEMENT, the applicable TCR-T PROGRAM, applicable CLINICAL TRIAL and APPLICABLE LAWS, to the extent permitted by APPLICABLE LAWS each party agrees to promptly provide the other party with a copy of all documents

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and other written or electronic communications related to any TCR-T PROGRAM or CLINICAL TRIAL which such party has submitted to any governmental authority including protocol amendments, information amendments, safety reports, annual reports, investigator reports, reports of unanticipated problems involving risks to subjects or others, reports of serious or continuing noncompliance with APPLICABLE LAWS and regulations or the requirements of an Institutional Biosafety Committee (IBC), institutional review board/ethics committee (“IBC/IRB/EC”) or reports of the suspension or termination of IBC/IRB/EC approval of human subjects research related to a TCR-T PROGRAM or CLINICAL TRIAL. Information provided will be deemed CONFIDENTIAL INFORMATION (as defined in Section 14) of the party providing it as long as it otherwise qualifies as CONFIDENTIAL INFORMATION.

(c)    To the extent permitted by APPLICABLE LAWS, each party will promptly notify the JSC of any of the following of which it becomes aware: (i) any correspondence from any governmental authorities related to a TCR-T PROGRAM or CLINICAL TRIAL that is received by that party, or its agents or affiliates, or by participating sites funded by that party; (ii) investigations or site visits by any governmental authorities related to a TCR-T PROGRAM or CLINICAL TRIAL whether announced or unannounced; (iii) enforcement actions by any governmental authorities related to a TCR-T PROGRAM or CLINICAL TRIAL; or (iv) any action taken by any governmental authority regarding manufacturing of a product used in a TCR-T PROGRAM or CLINICAL TRIAL. Each party will consult and cooperate with the other party and the JSC in responding to any such event, including providing documents, information and access as properly requested. Information provided will be deemed CONFIDENTIAL INFORMATION of the party providing it qualifies as CONFIDENTIAL INFORMATION as defined in Section 14.

6.2    RECORDS; REPORTS. UTMDACC shall keep accurate financial and scientific records relating to the TCR-T PROGRAM and will make such records available to ZIOPHARM (for review and/or copying) throughout the TERM and for three (3) years thereafter during normal administrative business hours. Each PRINCIPAL INVESTIGATOR will submit monthly oral reports and quarterly written reports to ZIOPHARM detailing TCR-T PROGRAM activities and results thereof, including all data and conclusions. The PRINCIPAL INVESTIGATOR shall submit to ZIOPHARM a comprehensive final report to ZIOPHARM within (90) days after this AGREEMENT expires or terminates summarizing the TCR-T PROGRAM accomplishments and significant findings, all INVENTIONS developed in the course of the TCR-T PROGRAM. Subject to Section 14, ZIOPHARM may utilize all information submitted to it pursuant to this Section 6 in any manner.

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7.    INTENTIONALLY OMITTED.

8.    PUBLICATION; PUBLICITY.

8.1    PUBLICATION.

(a)    UTMDACC has the right to publish, present or otherwise publicly disclose (to persons not bound by a confidentiality agreement) the STUDY DATA generated solely by UTMDACC PERSONNEL (“DISCLOSURE”), subject to the requirements set forth below. UTMDACC agrees to provide ZIOPHARM a copy of any proposed DISCLOSURE at least [***] days prior to the earlier of submission or publication, for the ZIOPHARM to ascertain whether ZIOPHARM’s CONFIDENTIAL INFORMATION would be disclosed by the DISCLOSURE and/or whether the DISCLOSURE contains a potentially patentable INVENTION so that appropriate steps may be taken to protect such INVENTION. ZIOPHARM will provide comments on any proposed DISCLOSURE, if any, within [***] days of its receipt. If a patentable INVENTION is disclosed in an abstract, presentation, or manuscript and ZIOPHARM has not filed any patent applications on such INVENTION prior to the date ZIOPHARM receives such manuscript, ZIOPHARM will promptly advise UTMDACC whether it desires to file or to have filed a patent application thereon in accordance with Section 5.4. If necessary, UTMDACC shall delay submission or publication of the proposed DISCLOSURE to any third party for up to an additional [***] days for the purpose of preparing and filing a patent application claiming any INVENTION disclosed therein. Additionally, UTMDACC shall delete from the proposed DISCLOSURE any CONFIDENTIAL INFORMATION of ZIOPHARM (excluding STUDY DATA and INVENTIONS generated by UTMDACC PERSONNEL, either solely or jointly with ZIOPHARM) that ZIOPHARM reasonably requests UTMDACC to delete. UTMDACC hereby grants ZIOPHARM the option of receiving an acknowledgment in any DISCLOSURE it submits that relates to the TCR-T PROGRAM. ZIOPHARM shall exercise such option by written notice to UTMDACC within [***] days after receiving a proposed DISCLOSURE for review under this Section 8. The JSC shall assign responsibility for developing additional written procedures to facilitate efficient review of scientific communications, such as abstracts, presentations and other publications.

(b)    Notwithstanding anything to the contrary, with respect to any CLINICAL TRIAL DATA resulting from a multi-center CLINICAL TRIAL, UTMDACC shall have the right to publish such CLINICAL TRIAL DATA only after the publication of the first multi-center publication, provided, however, that, if such multicenter publication is not submitted within [***] after the completion, termination or abandonment of such CLINICAL TRIAL for all such sites, then UTMDACC shall have the right to publish its own CLINICAL TRIAL DATA resulting from the portion of the study conducted at UTMDACC, subject to this Section 8.1. UTMDACC and ZIOPHARM shall publish any CLINICAL TRIAL DATA resulting from a CLINICAL TRIAL in which UTMDACC is the sole clinical trial site jointly; provided, however, that, if such joint publication is not submitted within [***] after the completion, termination or abandonment of such CLINICAL TRIAL, then UTMDACC shall have the right to publish on its own the CLINICAL TRIAL DATA resulting from the study, subject to this Section 8.1; provided, further, however, that, ZIOPHARM shall have the right to issue a press release regarding top-line data from any such CLINICAL TRIAL prior to such joint publication. “CLINICAL TRIAL DATA” means all data and results generated by UTMDACC in a UTMDACC-INVOLVED CLINICAL TRIAL.

(c)    UTMDACC acknowledges that ZIOPHARM is a public company

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and as such, is subject to certain disclosure requirements and other rules and regulations promulgated by the SEC and/or any stock exchange. As a result, other than the right to publish STUDY DATA in accordance with this Section 8.1, UTMDACC agrees that it will not make any public statements regarding any STUDY DATA or any aspect of the TCR-T PROGRAM that may be construed as the disclosure of material non-public information, without first consulting with ZIOPHARM and obtaining ZIOPHARM’s prior written approval to do so.

8.2    PUBLICITY. Except as required by APPLICABLE LAWS (including to comply with regulations promulgated by the SEC and/or any stock exchange), no party shall use the name, logos, trademarks or other identifier of the other parties or the name, likeness or image of any other party’s employees or staff members (except in an acknowledgment of sponsorship) in publications, advertising, press releases or for any other commercial purpose without such other party’s prior written consent, such consent not to be unreasonably withheld. ZIOPHARM shall not state or imply in any publication, advertisement or other medium that any product or service bearing any of ZIOPHARM’s names or trademarks and/or manufactured, sold or distributed by ZIOPHARM has been tested, approved or endorsed by UTMDACC. Notwithstanding any other provision of this AGREEMENT, but subject to Section 8.1, each party and its researchers and employees will have the right, without any other party’s approval, to acknowledge any other party and any other party’s involvement with research hereunder in scientific or academic publications and communications describing the research or reporting the results of the research.

9.    TERM; TERMINATION.

9.1    TERM OF THE AGREEMENT. The term of this AGREEMENT (the “TERM”) shall commence on the EFFECTIVE DATE and expire on December 31, 2026, unless earlier terminated pursuant to this Section 9 or as otherwise provided in this AGREEMENT, or extended pursuant to mutual written agreement.

9.2    TERMINATION FOR MATERIAL BREACH. Either ZIOPHARM or UTMDACC may terminate this AGREEMENT for any material breach of this AGREEMENT by the other party, if such breach is not cured within sixty (60) days after the breaching party receives written notice of such breach by the non-breaching party.

9.3    EFFECT OF TERMINATION. Termination or expiration of this AGREEMENT shall not affect the rights and obligations of the parties that accrued prior to the EFFECTIVE DATE of such termination or expiration. After termination, UTMDACC will submit to ZIOPHARM a final report of all costs incurred and all funds received under this AGREEMENT as set forth in Section 4. The report will be accompanied by a check for any funds remaining which were paid to UTMDACC under Section 4, if any, after allowable costs and non-cancelable commitments have been paid.

9.4    SURVIVAL. The provisions of Sections 1 (last sentence), 2.2 (second and third sentence), 2.3(e), 2.3(f), 2.3(h), 2.4(c), 2.4(d)(i)(last sentence), 2.4(d)(iii), 2.4(d)(iv), 2.5 (excluding clause (f)), 2.6, 3.1 (last sentence), 4.2(c) through (i), 4.3, 4.4, 4.5, 5, 6.2, 8, 9.3, 9.4, 10, 11, 12 13.2, 13.3, 14, 15, and 16 and Exhibit B shall survive termination or expiration of this AGREEMENT.

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10.    NOTICE. Any notice given under this AGREEMENT must be in writing and must be delivered by mail, by personal delivery or delivery service, or by facsimile addressed to the parties as follows:

UTMDACC:

The University of Texas M. D. Anderson Cancer Center

Office of Technology Commercialization, Unit 1669

PO Box 301407

Houston, Texas 77230-1407

ATTENTION: Ferran Prat, J.D., Ph.D.

Fax No.: [***]

With a copy to with copies (which copies shall not constitute notice):

The University of Texas M. D. Anderson Cancer Center

Legal Services—Unit 1674

PO Box 301407

Houston, Texas 77230-1407

Attn: Chief Legal Officer

Fax No.: [***]

ZIOPHARM:

ZIOPHARM Oncology, Inc.

1 First Avenue

Parris Building, #34

Navy Yard Plaza

Boston, MA 02129

Attention: Rob Hadfield, General Counsel

Email: [***]

Fax No.: [***]

With a copy to with copies (which copies shall not constitute notice):

Cooley LLP

500 Boylston Street

Boston, MA 02116

Attention: Marc Recht

Email: [***]

Fax No.: [***]

All notices will be effective and will be deemed delivered (i) if by personal delivery or delivery service, on the date of delivery, (ii) if by electronic facsimile communication, on the date of transmission of the communication; and (iii) if by mail, three (3) days after

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deposit in the mail. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

11.    INDEMNIFICATION.

11.1    INDEMNIFICATION BY ZIOPHARM. ZIOPHARM hereby agrees to indemnify, hold harmless, and subject to the statutory duties of the Texas Attorney General, defend UTMDACC, SYSTEM, and BOARD, and their respective regents, officers, employees, agents and affiliates (collectively, the “UTMDACC INDEMNITEES”) from any third party damage, loss, or expense (including reasonable attorneys’ fees and expenses of litigation) (collectively “LOSSES”) incurred by or imposed upon any of the UTMDACC INDEMNITEES in connection with any claims, suits, actions, demands, or judgments (collectively, “CLAIMS”) arising out of or connected with (i) ZIOPHARM’s activities under this AGREEMENT or the TCR-T PROGRAM performed by ZIOPHARM under this AGREEMENT, (ii) the personal injury (including death) or property damage arising out of or connected with a defect in the design or manufacture of the STUDY PRODUCTS by ZIOPHARM, including ZIOPHARM’s failure to manufacture and provide the STUDY PRODUCTS in accordance with good manufacturing practices; (iii) the use by ZIOPHARM of any of the STUDY DATA or STUDY SPECIMENS; or (iv) the gross negligence or intentional misconduct or unlawful act or omission by ZIOPHARM or a ZIOPHARM representative, or the injury or death of any person and/or the damage to property that arises, directly or indirectly, from the intentional, wrongful, or negligent act or omission of a VISITING SCIENTIST. The foregoing indemnity obligation shall not apply to the extent that such LOSSES are due to the negligence, recklessness, willful misconduct or breach of this AGREEMENT by the UTMDACC INDEMNITEE.

11.2    INDEMNIFICATION BY UTMDACC. To the extent authorized by the constitution and laws of the State of Texas, UTMDACC hereby agrees to indemnify, hold harmless and defend ZIOPHARM and their respective directors, officers, employees, agents and affiliates (collectively, the “ZIOPHARM INDEMNITEES”) from any third party LOSSES incurred by or imposed upon any of the ZIOPHARM INDEMNITEES in connection with any CLAIMS arising out of or connected with (i) UTMDACC’s activities under this AGREEMENT or the TCR-T PROGRAM performed by UTMDACC under this AGREEMENT or (ii) the gross negligence or intentional misconduct or unlawful act or omission by UTMDACC or a UTMDACC representative. The foregoing indemnity obligation shall not apply to the extent that such LOSSES are due to the negligence, recklessness, willful misconduct or breach of this AGREEMENT by the ZIOPHARM INDEMNITEE.

11.3    TERMS OF INDEMNIFICATION. The indemnified party will promptly notify the indemnifying party of any CLAIM and will cooperate with the indemnifying party in the defense of the CLAIM; provided, however, that the indemnifying party will control such defense (subject in the case of the UTMDACC INDEMNITEES to the statutory duties of the Texas Attorney General). Any settlement agreed to by the indemnifying party may not require an indemnitee to contribute to the settlement, admit fault, or change operations or business practices. The indemnifying party agrees, at its own

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expense, to provide attorneys reasonably acceptable to the indemnified party to defend against any CLAIM with respect to which the indemnifying party has agreed to provide indemnification hereunder. This indemnity shall not be deemed excess coverage to any insurance or self-insurance the indemnified party may have covering a CLAIM.

12.    INSURANCE.

12.1    UNIVERSITY. UTMDACC will maintain worker’s compensation insurance and/or other coverage, including but not limited to clinical trial insurance on all TCR-T PROGRAM and its employees as required by APPLICABLE LAWS, and will self-insure or maintain insurance covering its liability under this AGREEMENT.

12.2    ZIOPHARM. ZIOPHARM shall maintain comprehensive general liability insurance, including product liability insurance, with reputable and financially secure insurance carrier(s). Such insurance shall be maintained at levels sufficient to support ZIOPHARM’s obligations, including indemnification obligations, under this AGREEMENT and at least provide minimum limits of liability of [***] as of the EFFECTIVE DATE, and of [***] as of the commencement of human clinical trials of any products developed by ZIOPHARM. At UTMDACC’s request, ZIOPHARM shall furnish a certificate of insurance evidencing such coverage and requiring [***] prior written notice of cancellation or material change to UTMDACC.

13.    WARRANTIES; DISCLAIMER; LIMITATIONS OF LIABILITIES.

13.1    WARRANTY.

(a)    UTMDACC hereby represents and warrants that it has the full right and power to grant to ZIOPHARM all rights it purports to grant under this AGREEMENT.

(b)    WITH REGARD TO EACH CLINICAL TRIAL, ZIOPHARM REPRESENTS ON A CONTINUING BASIS THAT TO THE BEST OF THEIR KNOWLEDGE (1) THE STUDY PRODUCTS SUPPLIED BY ZIOPHARM HAVE BEEN MANUFACTURED IN ACCORDANCE WITH GOOD MANUFACTURING PRACTICES, AND (2) EXCEPT AS HAS BEEN DISCLOSED TO UTMDACC, WHICH DISCLOSURE SHALL BE MADE PROMPTLY BY ZIOPHARM UPON ANY KNOWLEDGE THEREOF, THERE ARE NO KNOWN DEFECTS IN, OR HAZARDOUS OR ADVERSE AFFECTS FROM, THE STUDY PRODUCTS SUPPLIED BY ZIOPHARM, AND ZIOPHARM IS NOT AWARE OF ANY CLAIM THAT THE USE OF THE STUDY PRODUCT BY UTMDACC IN ACCORDANCE WITH THE TCR-T PROGRAM DEVELOPMENT PLAN INFRINGES OR VIOLATES ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

(c)    UTMDACC REPRESENTS ON A CONTINUING BASIS THAT TO THE BEST OF ITS KNOWLEDGE (1) THE HCT STUDY PRODUCTS PRODUCED BY UTMDACC HAVE BEEN MANUFACTURED IN ACCORDANCE WITH GOOD MANUFACTURING PRACTICES, AND (2) EXCEPT AS HAS BEEN DISCLOSED TO ZIOPHARM IN WRITING THERE ARE NO KNOWN DEFECTS IN, OR HAZARDOUS OR ADVERSE AFFECTS FROM, THE HCT STUDY PRODUCTS PRODUCED BY UTMDACC.

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13.2    DISCLAIMER. EXCEPT AS PROVIDED HEREIN, NO PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE RESULTS OF THE RESEARCH OR ANY INVENTION, MATERIAL, PROCESS OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OF THE RESEARCH OR ANY SUCH INVENTION, MATERIAL, PROCESS OR PRODUCT.

13.3    LIMITATIONS OF LIABILITIES. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 14 OR THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 11, NO PARTY SHALL BE LIABLE TO ANOTHER PARTY FOR ANY CONSEQUENTIAL OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO, ANY SUCH DAMAGES ARISING FROM THE LOSS OF DATA OR DELAY OR TERMINATION OF THE RESEARCH, OR FROM THE USE OF THE RESULTS OF THE RESEARCH, OR ANY INVENTION, PROCESS OR PRODUCT. THE PROVISIONS OF THIS CLAUSE SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

14.    CONFIDENTIALITY.

14.1    CONFIDENTIAL INFORMATION. UTMDACC (including the PRINCIPAL INVESTIGATOR) and ZIOPHARM may reveal to each other in the course of the TCR-T PROGRAM certain confidential information. UTMDACC and ZIOPHARM agree to hold in confidence, not use, and not disclose to any third party, any confidential information which one party (the “RECEIVING PARTY”) obtains from the other party (the “DISCLOSING PARTY”) during the course of the TCR-T PROGRAM (collectively, “CONFIDENTIAL INFORMATION”), except as permitted by this AGREEMENT (including the performance of its obligations and the exercise of its rights hereunder) or otherwise with the express written consent of the DISCLOSING PARTY. The obligations of confidentiality, non-use and non-disclosure under this Section 14 shall remain in force for a period of [***] following the disclosure of the CONFIDENTIAL INFORMATION. All INVENTIONS shall be deemed CONFIDENTIAL INFORMATION of ZIOPHARM, and ZIOPHARM shall be deemed a DISCLOSING PARTY and UTMDACC shall be deemed the RECEIVING PARTY to such CONFIDENTIAL INFORMATION, subject, however, to the right of UTMDACC to publish in accordance with Section 8.1.

14.2    PERMITTED DISCLOSURE. The RECEIVING PARTY may disclose CONFIDENTIAL INFORMATION:

(a)    to its employees, other agents or consultants (including public members of its scientific or institutional review boards) on a need-to-know basis, provided, however, that such employees, other agents or consultants are bound by obligations of non-use and nondisclosure with respect to such CONFIDENTIAL INFORMATION at least as

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stringent as those provided in this AGREEMENT. In addition, ZIOPHARM shall have the right to disclose CONFIDENTIAL INFORMATION of UTMDACC to its affiliates and actual or potential licensees, sublicensees, consultants, agents, contractors, acquirers and/or investors, in connection with its exercise of the rights and fulfillment of the obligations under this AGREEMENT or the LICENSE AGREEMENT. Each party shall ensure that all employees, agents, or consultants of such party engaged in the performance of the TCR-T PROGRAM (in the case of UTMDACC, including the PRINCIPAL INVESTIGATOR), shall be subject to obligations of confidentiality and non-use consistent with the obligations of confidentiality and non-use contained herein;

(b)    to the extent necessary in order to obtain informed consent from patients or subjects who may wish to enroll in a CLINICAL TRIAL, provided, however, that the information will be disclosed only to the extent necessary and will not be provided in answer to unsolicited inquiries by telephone or to individuals who are not eligible study candidates;

(c)    to study subjects for the safety or well-being of the study subject; and

(d)    if required to be disclosed by law or regulation, provided, however, that to the extent reasonably practicable the RECEIVING PARTY provides advance notice of the legally required disclosure to the DISCLOSING PARTY so that the DISCLOSING PARTY may seek to obtain confidential treatment of such information to the extent available under such law or regulation.

14.3    EXCEPTIONS. CONFIDENTIAL INFORMATION will not include and the obligations of confidentiality and non-use contained in this Section 14.3 will not apply to information that the RECEIVING PARTY can demonstrate by competent written evidence:

(a)    Is in the public domain as of the EFFECTIVE DATE or comes into the public domain during the TERM through no wrongful act of the RECEIVING PARTY;

(b)    Is known by the RECEIVING PARTY prior to the execution of this AGREEMENT or prior to the disclosure of the CONFIDENTIAL INFORMATION to the RECEIVING PARTY, as evidenced by the RECEIVING PARTY’s pre-existing written records;

(c)    Is rightfully received by the RECEIVING PARTY after disclosure under this AGREEMENT from a third party without a binding obligation of confidentiality to the DISCLOSING PARTY with respect to such information; or

(d)    Is independently invented by an employee of the RECEIVING PARTY who did not have use of or have actual access to the information provided to the RECEIVING PARTY hereunder, as evidenced by its contemporaneously-maintained written records.

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For purposes of this Section 14.3, no combination of elements within the CONFIDENTIAL INFORMATION shall be deemed to be part of the public domain merely because the individual elements of such combination are part of the public domain, unless the entire combination itself, or the entire principle of use or operation of such combination (if any), is part of the public domain. In addition, no element within the CONFIDENTIAL INFORMATION shall be deemed to be a part of the public domain merely because it is embraced by more general information or data that is part of the public domain.

14.4    PROTECTED HEALTH INFORMATION. If ZIOPHARM comes into knowledge or possession of any “PROTECTED HEALTH INFORMATION” (as such term is defined under HIPAA) by or through UTMDACC or any information that could be used to identify any of UTMDACC’s patients or research subjects, then in accordance with APPLICABLE LAWS as applicable to UTMDACC, ZIOPHARM shall maintain in strict confidence and not disclose any such PROTECTED HEALTH INFORMATION or other legally private information; shall use any such PROTECTED HEALTH INFORMATION or other legally private information solely as permitted by APPLICABLE LAWS and the informed consent/authorization of the patient/research subject, and shall not use or disclose any such PROTECTED HEALTH INFORMATION or other legally private information in any manner that would constitute a violation of any APPLICABLE LAWS if such use or disclosure was made by UTMDACC.

15.    FORCE MAJEURE. Neither party will be liable for any failure to perform as required by this AGREEMENT, if the failure to perform is caused by circumstances beyond such party’s reasonable control, such as labor disturbances or labor disputes of any kind, accidents, failure of either party to obtain any governmental approval required for full performance, civil disorders or commotions, acts of aggression, acts of God, energy or other conservation measures, explosions, failure of utilities, mechanical breakdowns, material shortages, disease, thefts, or other such occurrences; provided, however, that such affected party shall use reasonable efforts to overcome such circumstances.

16.    MISCELLANEOUS.

16.1    ASSIGNMENT. No party may assign this AGREEMENT without the prior written consent of the other parties, such consent not to be unreasonably withheld or delayed; provided, however, that ZIOPHARM may assign the AGREEMENT in connection with a merger, consolidation or sale of all or substantially all of ZIOPHARM’s stock or assets to which this AGREEMENT relates.

16.2    SEVERABILITY. If any provision of this AGREEMENT becomes or is declared illegal, invalid, or unenforceable, such provision will be separable from this AGREEMENT and the remaining provisions shall continue in full force and effect. If such separation substantially alters the basis of this AGREEMENT, the parties will negotiate in good faith to amend the provisions of this AGREEMENT to give effect to the original intent of the parties.

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16.3    INDEPENDENT CONTRACTORS. The activities contemplated by this AGREEMENT do not constitute a partnership, joint venture, or separate legal entity, but a contractual relationship. Unless otherwise agreed in writing, each party will act as an independent contractor with respect to the other parties and no party will have authority to act on behalf of or bind the other party without the written agreement of the party to be bound.

16.4    GOVERNING LAW. This AGREEMENT will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas, without regard to its conflict of law provisions. The Texas State Courts of Harris County, Texas (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of Texas) shall have exclusive jurisdiction and venue over any dispute arising out of this AGREEMENT, and ZIOPHARM consents to the jurisdiction and venue of such courts and hereby explicitly waives the rights to any other venue to which it might be entitled by cause of action, domicile or otherwise. Nothing in this AGREEMENT shall be deemed as a waiver by BOARD, SYSTEM or UTMDACC of its sovereign immunity. Notwithstanding the foregoing, to the extent that Chapter 2260, Texas Government Code, as it may be amended from time to time (“CHAPTER 2260”), is applicable to this AGREEMENT, ZIOPHARM acknowledges and agrees that the dispute resolution process provided for in CHAPTER 2260 shall be ZIOPHARM’s sole and exclusive process for seeking a remedy for any and all alleged breaches of the AGREEMENT by BOARD and/or UTMDACC or the State of Texas.

16.5    TEXAS STATE AGENCY. UTMDACC, as an agency of the State of Texas and a member institution of The University of Texas System, is subject to the constitution and laws of the State of Texas and, under the constitution and laws of the State of Texas, possesses certain rights and privileges, is subject to certain limitations and restrictions, and only has such authority as is granted under the constitution and laws of the State of Texas. Notwithstanding any other provision to the contrary, nothing in this AGREEMENT is intended to be, nor shall it be construed to be, a waiver of the sovereign immunity of the State of Texas or a prospective waiver or restriction of any of the rights, remedies, claims, and privileges of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision of this AGREEMENT, the provisions of this AGREEMENT as they pertain to UTMDACC are enforceable only to the extent authorized by the constitution and laws of the State of Texas. No party to this AGREEMENT will be required to perform any act or to refrain from any act that would violate any APPLICABLE LAWS, including the constitution and laws of the State of Texas.

16.6    ENTIRE AGREEMENT; CONFLICTS. This AGREEMENT, together with Exhibits and Schedules attached hereto, and the 2015 R&D AGREEMENT represent the entire agreement and understanding between the parties with respect to its subject matter and supersedes any prior and/or contemporaneous discussions, representations, or agreements, whether written or oral, of the parties regarding the subject matter hereof. In the event of any conflict between the terms of this AGREEMENT and the 2015 R&D AGREEMENT, the terms of this AGREEMENT shall govern.

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16.7    AMENDMENTS. Amendments or changes to this AGREEMENT shall be valid and binding only if in writing and signed by duly authorized representatives of the parties. No provision of this AGREEMENT can be waived except by the express written consent of the party waiving compliance.

16.8    COUNTERPARTS. This AGREEMENT may be executed in one or more counterparts, which shall together constitute the same legal instrument.

CONFIDENTIAL

IN WITNESS WHEREOF, these duly authorized representatives of the parties hereby execute this RESEARCH AND DEVELOPMENT AGREEMENT as of the EFFECTIVE DATE:

THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By:	/s/ Ben Melson
Name:	Ben Melson
Title:	Senior Vice President and Chief Financial Officer

ZIOPHARM ONCOLOGY, INC.

By:	/s/ Robert Hadfield
Name:	Robert Hadfield
Title:	General Counsel

CONFIDENTIAL

LIST OF EXHIBITS

Exhibit A:	VISITING SCIENTIST PROVISIONS

Exhibit B:	NET SALES

Exhibit C:	FORM OF WARRANT

EXHIBIT A

VISITING SCIENTIST PROVISIONS

1.0

ZIOPHARM may assign one or more scientists that are employee(s) of ZIOPHARM to work on the TCR-T PROGRAM on-site at UTMDACC’s facilities (the “VISITING SCIENTISTS”). The number and identity of the VISITING SCIENTISTS may be proposed by PROGRAM FACILITATOR and are subject to the reasonable approval of UTMDACC.

2.0	The VISITING SCIENTISTS may use UTMDACC’s facilities only for purposes of collaborating with UTMDACC in the TCR-T PROGRAM, unless otherwise agreed by UTMDACC.

3.0

The VISITING SCIENTIST(s) are ZIOPHARM employees and will report to a ZIOPHARM supervisor/manager, and ZIOPHARM is solely responsible for all salary, compensation, benefits and related costs associated with the VISITING SCIENTISTS. Accordingly, ZIOPHARM is responsible for issuing payroll checks to the VISITING SCIENTISTS; for making appropriate payroll deductions for the VISITING SCIENTISTS, as required by APPLICABLE LAWS and authorized by the VISITING SCIENTISTS; for paying the appropriate amount of all federal, state, and local taxes with respect to all compensation and benefits paid and provided to the VISITING SCIENTISTS; and for filing all appropriate and applicable forms for tax purposes. Moreover, either ZIOPHARM or the VISITING SCIENTISTS is responsible for the VISITING SCIENTISTS’ relocation and travel to and from Houston, as well as for any and all housing, transportation, parking, meals, and/or other personal needs of the VISITING SCIENTISTS while working at UTMDACC. Because the VISITING SCIENTISTS are not employees of UTMDACC and are instead employees of ZIOPHARM working on behalf of ZIOPHARM, the VISITING SCIENTISTS will not receive any salary, compensation, financial remuneration, benefits, and/or fringe benefits from UTMDACC, and in particular, the VISITING SCIENTISTS will not assign their interest in any INVENTIONS to UTMDACC, and will not receive from UTMDACC any portion of any royalties or proceeds resulting from any INVENTIONS made by the VISITING SCIENTISTS while working as VISITING SCIENTISTS at UTMDACC.

4.0

Subject to availability and UTMDACC’s space needs, UTMDACC will provide, at ZIOPHARM’s expense, a separate office for the VISITING SCIENTISTS at UTMDACC. Each such office will have a separate telephone line (either ZIOPHARM or the VISITING SCIENTIST is responsible for long distance phone charges), intranet and high-speed internet access, as well as appropriate keys, badges, and parking privileges (subject to the VISITING SCIENTISTS paying any existing parking rates) that will allow the VISITING SCIENTISTS to work under substantially the same conditions as UTMDACC employees with whom the VISITING SCIENTISTS work. UTMDACC may re-allocate, substitute, replace, modify and/or terminate the resources and space made available to the VISITING SCIENTISTS while working at UTMDACC as UTMDACC may reasonably determine from time to time.

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5.0

The VISITING SCIENTISTS will be subject to and must abide by all UTMDACC written guidelines, policies, procedures, rules, and regulations, including all premises rules applicable to UTMDACC facilities. UTMDACC may:

i)

arrange for emergency health care for a VISITING SCIENTIST, if needed, while the VISITING SCIENTIST is on-site at UTMDACC, but UTMDACC is not responsible for costs, follow-up care, or hospitalization associated with such emergency care; and

ii)	immediately dismiss a VISITING SCIENTIST from UTMDACC if UTMDACC reasonably determines that:

(a) the presence of the VISITING SCIENTIST has a detrimental or disruptive effect upon UTMDACC’ facilities, patients, or personnel;

(b) the VISITING SCIENTIST compromises UTMDACC standards of care or performance; and/or

(c) the VISITING SCIENTIST does not abide by UTMDACC guidelines, policies, procedures, rules, or regulations.

If UTMDACC dismisses a VISITING SCIENTIST, UTMDACC will promptly provide to ZIOPHARM notice of such dismissal which will specify the reasons for such dismissal. Upon request from ZIOPHARM, UTMDACC will promptly meet with ZIOPHARM and discuss such situation with ZIOPHARM, and the PARTIES will work together in good faith to determine if, when and under what circumstances and conditions the VISITING SCIENTIST may return to work at UTMDACC.

6.0

Before beginning work at UTMDACC, the VISITING SCIENTISTS will be subject to a criminal background check and will, if requested by UTMDACC, provide proof of a history of vaccinations sufficient to meet UTMDACC’s Department of Employee Health Services guidelines, including proof of a negative tuberculosis screening test within thirty (30) days prior to beginning work at UTMDACC. If the VISITING SCIENTISTS cannot provide proof of a negative tuberculosis screening test within thirty (30) days prior to beginning work at UTMDACC, then the VISITING SCIENTISTS must successfully undergo tuberculosis screening through UTMDACC’s Department of Employee Health Services prior to beginning work at UTMDACC. UTMDACC may dismiss the VISITING SCIENTISTS if the VISITING SCIENTISTS do not meet UTMDACC’s health criteria.

7.0

Because of the VISITING SCIENTIST presence at UTMDACC, the VISITING SCIENTISTS may be exposed to research and/or other activities at UTMDACC that are independently undertaken by UTMDACC separate and apart from the TCR-T PROGRAM under this AGREEMENT, and/or which may be sponsored by, and/or undertaken with, or for, third parties, including third party research collaborators and/or sponsors, such as other academic institutions, other government agencies, and/or commercial organizations (“NON-ZIOPHARM ACTIVITIES”).

8.0

Such NON-ZIOPHARM ACTIVITIES may impose confidentiality obligations upon UTMDACC with respect to such activities and/or grant third parties rights in intellectual property and inventions arising from such research or activities. With respect to the

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VISITING SCIENTISTS, and notwithstanding any other provisions of this AGREEMENT, “OTHER CONFIDENTIAL INFORMATION” means any and all information that the VISITING SCIENTISTS obtain as a result of the presence of the VISITING SCIENTISTS at UTMDACC and that pertains to NON-ZIOPHARM ACTIVITIES and VISITING SCIENTISTS have not obtained such information as part of the collaborative activities being conducted at UTMDACC with respect to the TCR-T PROGRAM. Notwithstanding any other provision of the AGREEMENT, but subject to the exceptions that may exist with respect to OTHER CONFIDENTIAL INFORMATION in the agreements governing the OTHER CONFIDENTIAL INFORMATION, the VISITING SCIENTISTS (and ZIOPHARM, to the extent ZIOPHARM learns such information) will keep confidential, and may not disclose to any individual or entity, including to ZIOPHARM, any OTHER CONFIDENTIAL INFORMATION that relates to or regards the NON-ZIOPHARM ACTIVITIES. The VISITING SCIENTISTS (and ZIOPHARM, to the extent ZIOPHARM learns such information) may also not use OTHER CONFIDENTIAL INFORMATION that relates to or regards the NON-ZIOPHARM ACTIVITIES in a manner that is adverse to or competes with UTMDACC, the principal investigator of such research, or any third party participant, collaborator, supporter, or sponsor of such research or activity, and the VISITING SCIENTISTS and ZIOPHARM may not assert any rights to, or any ownership of, other interest in any intellectual property and inventions arising from the NON-ZIOPHARM ACTIVITIES if the assertion of such rights to, ownership of, or other interest would conflict with, or diminish, any rights, ownership, or other interests either held by UTMDACC or granted by UTMDACC to a third party with respect to such OTHER CONFIDENTIAL INFORMATION. The VISITING SCIENTIST (and ZIOPHARM, to the extent ZIOPHARM learns such information) will not publicly disclose or publish any articles or make any presentations regarding such NON-ZIOPHARM ACTIVITIES without prior, written consent from UTMDACC, which consent is in the sole discretion of UTMDACC.

9.0

ZIOPHARM will take reasonable steps to protect the confidentiality of any patient’s health and medical information that it or the VISITING SCIENTISTS have access to as a result of the presence of the VISITING SCIENTISTS at UTMDACC. Moreover, ZIOPHARM will maintain, and will ensure that the VISITING SCIENTISTS maintain, the security and confidentiality of individually identifiable patient health information that either ZIOPHARM or the VISITING SCIENTIST obtain as a result of the presence of the VISITING SCIENTISTS at UTMDACC, and ZIOPHARM will comply, and will ensure that the VISITING SCIENTISTS comply, with all applicable federal and state health information confidentiality laws and regulations (including, as applicable, the Standards for Privacy of Individually Identifiable Health Information, published at Title 45 of the United States Code of Federal Regulations Parts 160 and 164), as well as any applicable national or state privacy and security laws and regulations. If the VISITING SCIENTISTS (and ZIOPHARM, to the extent ZIOPHARM learns such information) obtains any health or medical information of any patient of UTMDACC, then, unless disclosure has been authorized by a patient, the VISITING SCIENTISTS (and ZIOPHARM, to the extent ZIOPHARM learns such information) will hold in confidence the identity of the patient and the health/medical information of such patient and the VISITING SCIENTISTS (and ZIOPHARM, to the extent ZIOPHARM learns such information) must comply with

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APPLICABLE LAWS and UTMDACC policies regarding confidentiality of such information. UTMDACC will undertake reasonable efforts to shield NON-ZIOPHARM ACTIVITIES and OTHER CONFIDENTIAL INFORMATION from the VISITING SCIENTISTS and advise the VISITING SCIENTISTS if they are exposed to, or become involved, in NON-ZIOPHARM ACTIVITIES or OTHER CONFIDENTIAL INFORMATION, provided, however, that, any failure in these regards does not abrogate the other terms and provisions of this Article 9.0. The obligations set forth in this Article 9.0 survive the termination and expiration of the AGREEMENT.

10.0

The activities of the VISITING SCIENTISTS at UTMDACC are limited to the following activities, all of which are subject to and must be in accordance with APPLICABLE LAWS and UTMDACC’S written policies, and as mutually agreed upon by the parties: (i) current and future research activities under the TCR-T PROGRAM and VISITING SCIENTISTS may work on the TCR-T PROGRAM at UTMDACC, (ii) participating in the manufacture and release of products for human application, (iii) applying to, receiving and maintaining grants from federal, state, local, private, institutional and other funding sources, including maintaining any and all funding granted to VISITING SCIENTISTS prior to and after the Effective Date, (iv) benefiting from, attending and participating in activities related to philanthropy and fund raising activities, (v) supervising and at times directing trainees, post-docs, staff and faculty at UTMDACC. The VISITING SCIENTISTS will not perform the following activities in the capacity of the attending physician, unless otherwise expressly agreed to in writing by UTMDACC: i) diagnosing disease or other conditions in humans; or ii) the cure, mitigation, therapy, treatment, treatment planning, or prevention of disease in humans, or to affect the structure or function thereof, regardless of whether the VISITING SCIENTISTS are certified or qualified for the foregoing. UTMDACC will allow the VISITING SCIENTISTS to observe patients, provided that UTMDACC i) has obtained any necessary consent and/or authorization from the patient, ii) has otherwise complied with all APPLICABLE LAWS related thereto, and iii) directly supervises such observations.

11.0

ZIOPHARM is responsible for any acts and omissions of the VISITING SCIENTISTS and ZIOPHARM shall ensure that the VISITING SCIENTISTS are informed of these provisions and are obligated to abide by them.

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EXHIBIT B

NET SALES

[***]

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EXHIBIT C

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS MAY ONLY BE TRANSFERRED IF THE TRANSFER AGENT FOR SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

ZIOPHARM ONCOLOGY, INC.

WARRANT TO PURCHASE COMMON STOCK

No. [CSW]-[●]		[●], 2019 (“Issuance Date”)

Void After the Expiration Date

THIS CERTIFIES THAT, for value received, The Board of Regents of The University of Texas System (the “Holder”), on behalf of The University of Texas M.D. Anderson Cancer Center (“MD Anderson”), or its permitted assigns, is entitled to subscribe for and purchase at the Exercise Price from Ziopharm Oncology, Inc. (the “Company”) up to three million three hundred thirty-three thousand three hundred thirty-three (3,333,333) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant is being issued pursuant to the terms of the 2019 Research and Development Agreement, dated as of [●], 2019, by and between the Company and the Holder (the “R&D Agreement”). If any term or provision of this Warrant conflicts with any term or provision of the R&D Agreement, the terms and provisions of this Warrant shall control.

1.    DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a)    “Business Day” means any day other than Saturday, Sunday, a federal holiday or other day on which commercial banks in Boston, Massachusetts are closed to the public.

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(b)    “Commission” means the United States Securities and Exchange Commission.

(c)    “Effectiveness Date” means the date the Registration Statement has been declared effective by the Commission.

(d)    “Effectiveness Period” has the meaning set forth in Section 18.1 hereof.

(e)    “Exercise Period” shall mean the period commencing at 12:00:01 a.m., Boston, Massachusetts time, on the Issuance Date and ending at 11:59:59 p.m., Boston, Massachusetts time, on the Expiration Date, unless sooner terminated as provided herein.

(f)    “Exercise Price” shall mean $0.001 per share of Common Stock, subject to adjustment pursuant to Section 6 below.

(g)    “Exercise Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to, adjustment pursuant to Section 6 below.

(h)    “Exchange Act” has the meaning set forth in Section 4.4 hereof.

(i)    “Expiration Date” means 11:59:59 p.m., Boston, Massachusetts time, on December 31, 2026.

(j)    “Filing Date” means the sixtieth (60th) Business Day following a written request from Holder; provided, that any such request shall only occur after this Warrant has been exercised in full or in part in accordance with Section 3.2 and payment of the Exercise Price was made; provided, however, that if the Filing Date falls on a day that is not a Business Day, then the Filing Date shall be extended to the next Business Day.

(k)    “Prospectus” means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to any such Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

(l)    “Registrable Securities” means shares of Common Stock issued or issuable to the Holder upon exercise of the Warrants; provided, however, that the applicable Holder has completed and delivered to the Company a questionnaire in the form as may reasonably be requested by the Company from time to time; provided, further, that such securities shall no longer be deemed Registrable Securities if (i) such securities have been sold pursuant to a Registration Statement, (ii) such securities have been sold in compliance with Rule 144, or (ii) all such securities may be sold without limitation or restriction pursuant to Rule 144.

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(m)    “Registration Statement” means the registration statements and any additional registration statements contemplated by this Agreement, including (in each case) the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement. “Registration Statement” shall include the Company’s existing automatic Registration Statement on Form S-3 filed on June 21, 2019 (File no. 333-232283) if the Company elects to file a post-effective amendment or a prospectus supplement pursuant to such Registration Statement that would be deemed to be part of such existing automatic Registration Statement in accordance with Rule 430B under the Securities Act and would permit the sale and distribution of all the Registrable Securities (an “ASR Pro Supp”).

(n)    “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(o)    “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(p)    “Securities Act” means the Securities Act of 1933, as amended, and related regulations and guidance promulgated by the Commission.

2.    DURATION OF WARRANT.    The rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period, subject to the vesting schedule set forth in Section 3.1. If not exercised at or before the Expiration Date, this Warrant shall become void, and all rights of the Holder under this Warrant shall cease.

3.    VESTING SCHEDULE; EXERCISE.

3.1    Vesting Schedule. The Exercise Shares shall vest and become exercisable as set forth below, provided that on each vesting date, the R&D Agreement has not been earlier terminated in accordance with its terms. Upon termination of the R&D Agreement, vesting of the Exercise Shares shall cease and this Warrant shall thereafter remain exercisable during the Exercise Period for up to that number of Exercise Shares as were vested as of the effective time of such termination.

(a)    [***]

3.2    Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time, subject to the terms of Section 2 and as further specified herein, during the Exercise Period, so long as the Exercise Shares for which this Warrant is being exercised are then vested and exercisable hereunder in accordance with Section 3.1, by delivery by the Holder of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)    An executed Notice of Exercise in the form attached hereto as Exhibit A;

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(b)    Payment of the Exercise Price either in cash or by wire transfer of immediately available funds; provided, however, that, for so long as the R&D Agreement is in effect, the Holder may, at its option in writing in the Notice of Exercise, elect to offset the Exercise Price against any amounts then owed to the Holder from the Company; and

(c)    This Warrant.

For the avoidance of doubt, this Warrant may not be exercised for any Exercise Shares that have not vested in accordance with Section 3.1. Upon the exercise of the rights represented by this Warrant, a book-entry statement for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any book-entry statements for Exercise Shares are to be delivered upon exercise of this Warrant shall be deemed to have become the holder of record of such shares of Common Stock purchased on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such book-entry statement, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4.    COVENANTS OF THE COMPANY.

4.1    Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4.2    Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Holder shall, at the time of delivery of the Exercise Shares being issued in accordance with Section 3.2, surrender this Warrant to the Company pursuant to Section 3.2(c) and promptly after such surrender, the Company shall deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Exercise Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

4.3    Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof

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who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.4    Rule 144. As long as any Holder owns any Registrable Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such person to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

5.    REPRESENTATIONS OF HOLDER.

5.1    Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

5.2    Information and Sophistication. The Holder hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire this Warrant and the Exercise Shares, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the financial condition of the Company and the risks associated with the acquisition of this Warrant and the Exercise Shares and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

5.3    Ability to Bear Economic Risk. The Holder acknowledges that investment in the securities of the Company involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Exercise Shares for an indefinite period of time and to suffer a complete loss of its investment.

5.4    Securities Are Not Registered.

(a)    The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

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(b)    The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered on a Registration Statement or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to comply with any exemption from such registration.

(c)    The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company and the resale following the required holding period under Rule 144. The Holder is aware that the conditions for resale set forth in Rule 144 may not occur in the foreseeable future.

5.5    Disposition of Warrant and Exercise Shares.

(a)    The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)    The Company shall have received a letter secured by the Holder from the Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)    There is then in effect a Registration Statement covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)    The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws.

(b)    The Holder understands and agrees that all certificates and/or book entry-statements evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE

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OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE TRANSFER AGENT FOR SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

5.6    Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

5.7    Brokers and Finders. No person will have, as a result of the issuance of this Warrant, any valid right, interest or claim against or upon the Company or the Holder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Holder.

6.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 8 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

7.    FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

8.    EARLY TERMINATION. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, the Company shall provide to the Holder twenty (20) days advance written notice of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets, and this Warrant shall terminate unless exercised prior to the occurrence of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets.

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9.    NO STOCKHOLDER RIGHTS. Except as otherwise specifically provided herein, the Holder, solely in such person’s capacity as a Holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

10.    TRANSFER AND ASSIGNMENT OF WARRANT. During such time as any of the Exercise Shares remain unvested, this Warrant shall not be assigned or transferred by Holder, whether by operation of law or otherwise. Following such time as all of the Exercise Shares have vested and become exercisable in accordance with Section 3.1 above, and subject to applicable laws, the restriction on transfer set forth in this Warrant (including the foregoing sentence), and any restrictions applicable to the transfer of shares set forth in the Company’s charter or bylaws or in the R&D Agreement, as each may be amended from time to time, this Warrant and all rights hereunder (including registration rights pursuant to Section 18) shall be freely transferable, by the Holder in person or by duly authorized attorney, upon: (i) delivery of this Warrant and an executed version of the form of assignment attached hereto as Exhibit B to any transferee designated by the Holder within ten (10) days of the date of such transfer or assignment; and (ii) execution and delivery of an investment letter in the form and substance satisfactory to the Company pursuant to which the transferee or assignee, among other things, shall agree with the Company to be bound by all of the provisions of this Warrant. The rights to transfers and assignment shall apply to the Holders (and to subsequent) successors and assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

11.    NO THIRD-PARTY BENEFICIARIES. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

12.    LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

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13.    WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

14.    AMENDMENT. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

15.    NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (e) when sent by email upon receipt of an acknowledgment by return email by the recipient as to receipt, which acknowledgment shall not be unreasonably delayed or withheld by the recipient. All communications shall be sent to the Company at the physical address or email listed on the signature page and to the Holder at M. D. Anderson Cancer Center, Strategic Industry Ventures, 7007 Bertner Avenue, 1MC9.2216, Houston, Texas 77030-3907, Attention: Larry Hope, Director, New Ventures and Business Development, or [***] or at such other physical address or email address as the Company or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

16.    ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

17.    GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

18.    REGISTRATION RIGHTS.

18.1    Registration Obligations; Filing Date Registration. The Company shall use reasonable best efforts to prepare and file with the Commission on or prior to the Filing Date a Registration Statement covering the resale of the Registrable Securities as would permit the sale and distribution of all the Registrable Securities from time to time pursuant to Rule 415 in the manner reasonably requested by the Holder. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Company shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form). The Registration Statement shall contain the “Plan of Distribution” section in the form reasonably acceptable to the Company and the Holder. The Company shall use reasonable best efforts to cause the Registration Statement filed by it to be declared effective under the Securities Act as promptly as practicable after the filing thereof but in any event on or prior to the Effectiveness Date, and to keep such Registration

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Statement continuously effective under the Securities Act until the earlier of (i) such date as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities or (ii) the date that is two (2) years following the Effectiveness Date (the “Effectiveness Period”). If an ASR Pro Supp is not used to comply with this Section 18.1, then by 4:00 p.m., New York City time, on the Business Day following the Effectiveness Date, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. For the avoidance of doubt, the Company may elect, in its sole discretion, to satisfy its obligations pursuant to this Warrant by filing an ASR Pro Supp on or prior to the Filing Date in lieu of a new Registration Statement, in which case the Company shall have satisfied its obligations pursuant to this Section 18.1 in full, and such ASR Pro Supp shall constitute a “Registration Statement” for all purposes hereof, with such necessary changes in the details of the provisions hereof as are necessitated by the context, including, without limitation, to take into account that the ASR Pro Supp is a Prospectus filed after the effectiveness of a Registration Statement and not a newly filed Registration Statement.

18.2    Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Section 18 by the Company (excluding underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for the Holder except as specifically provided below), except as and to the extent specified in this Section 18.2, shall be borne by the Company whether or not a Registration Statement is filed by the Company or becomes effective and whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Stock Market, LLC and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made by the Company with the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws by the Company or with respect to Registrable Securities); (ii) messenger, telephone and delivery expenses; (iii) fees and disbursements of counsel for the Company; (iv) Securities Act liability insurance, if the Company so desires such insurance; and (v) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Warrant, including, without limitation, the Company’s independent public accountants. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Warrant (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of the Purchaser or, except to the extent provided for above or in the related transaction documents, any legal fees or other costs of the Holder.

18.3    Survival. Notwithstanding anything herein to the contrary, this Section 18 shall survive until the end of the Effectiveness Period; provided, however, that the terms set forth in Section 18.2 shall remain in effect in accordance with their terms.

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(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of [●], 2019.

ZIOPHARM ONCOLOGY, INC.

By:
Name:
Title:

Address:	One First Avenue
Parris Building #34
Navy Yard Plaza
Boston, MA 02129
Attn: [ ]
Email: [ ]

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EXHIBIT A

NOTICE OF EXERCISE

TO: ZIOPHARM ONCOLOGY, INC.

(1)    The undersigned hereby elects to purchase                  shares of common stock, par value $0.001 per share (the “Common Stock”), of Ziopharm Oncology, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and [tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any/elects to offset payments owed to the undersigned pursuant to the R&D Agreement, as defined in the Warrant].

(2)    Please issue a book-entry statement representing said shares of Common Stock of the Company in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)    The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the amount of time prescribed by Rule 144; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a Registration Statement covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(4)    No Exercise Shares subject to the attached Warrant may be exercised prior to the vesting of such Exercise Shares in accordance with Section 3 of such Warrant.

(Date)	(Signature)

(Print name)

EXHIBIT B

ASSIGNMENT FORM

[To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.]

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned in full to:

Name:
(Please Print)

Address:
(Please Print)

Email Address:
(Please Print)

Date of Transfer/Assignment: , 20

Date of this Form: , 20

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Pursuant to the requirements of Section 10 of the Warrant, attached hereto is a copy of the Warrant so transferred or assigned to the person or entity first named above.